Exhibit 3.1

THE COMPANIES LAW, 5759 -1999
AMENDED AND RESTATED ARTICLES OF ASSOCIATION
OF THE PRIVATE COMPANY

MediWound Ltd.

P.C. No. 51-289494-0

A PRIVATE COMPANY LIMITED BY SHARES

1.                                      PREAMBLE AND INTERPRETATION

1.1                               In these articles of association, unless the context otherwise requires the following terms shall have the meaning ascribed thereto below:

“Articles” - means the Amended and Restated Articles of Association of the Company, as set forth herein or as amended expressly or pursuant to the Law.

“Board” or “Board of Directors” - means the board of directors of the Company elected in accordance with the provisions of these Articles.

“Business Day” - means Sunday to Thursday, inclusive, with the exception of holidays and official days of rest in the State of Israel.

“Company” - means the above-mentioned company.

“Companies Law” - means the Companies Law, 5759 - 1999, as may be amended from time to time.

“Control” - shall have the meaning ascribed to such term under the Israeli Securities Law - 1968.

“Convertible Securities” - means any evidence of indebtedness, shares or other securities by their terms directly or indirectly convertible or exercisable into or exchangeable for Ordinary Shares (but excluding Options which are covered by the definition below).

“Equity Securities” - means any Ordinary Shares, Convertible Securities or Options.

“General Meeting” - means an annual or special meeting of the shareholders of the Company in accordance with the Companies Law.

“IPO” - means a firmly underwritten public offering by the Company of its securities to the public in a bona fide underwriting pursuant to a registration statement under the U.S. Securities Act of 1933, as amended, the Israeli Securities Law, 1968, or similar securities laws of another jurisdiction.

“IPO Option Closing” shall have the meaning set forth in the Buyout Option Agreement.

“Law” - means the provisions of any law (“din”) as defined in the Interpretation Law, 1981.

“License Agreement” - means the License and Collaboration Agreement dated August 21, 2007, by and between the Company and Teva, as amended on August 21, 2007 and on December 30, 2010, and as may be amended from time to time hereafter.

“New Securities” shall mean all Equity Securities issued by the Company other than the following (“Exempted Securities”): (i) Ordinary Shares or Convertible Securities actually issued upon the exercise of Options, or Ordinary Shares actually issued upon conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; (ii) Ordinary Shares or Options issued to employees, officers or directors of, or consultants to, the Company or any of its subsidiaries pursuant to any share option plan(s) or arrangement(s) approved by the Board of Directors and any increase of the number of shares reserved for such purpose; (iii) Equity Securities issued as any dividend or bonus shares, distributed to all shareholders on a pro-rata basis; (iv) Ordinary Shares issued in the IPO; (v) Equity Securities issued incidentally in connection with equipment lease, financing transactions or debt-financing transactions with institutional lenders; (vi) Equity Securities issued to a strategic partner not solely for equity financing purposes, and concurrently or in connection with the entry by the Company into a commercial agreement (such as R&D, collaboration, marketing, and trials or the like); (viii) Ordinary Shares issued to Teva pursuant to the 2010 Share Purchase Agreement (as defined below); and (ix) Equity Securities issued, which the holders of more than 50% of the then outstanding share capital of the Company (provided, that during the Teva Rights Period, such majority must also include the affirmative written consent by Teva) agreed in writing will not be included within the definition of New Securities (provided, however, that if at any time hereafter, Teva and its Permitted Transferees hold 50% or more of the outstanding Equity Securities of the Company, then such 50% majority must also include the holders of a majority of the voting power in the Company held by the Non-Teva Shareholders).

“Non-Teva Shareholders” - means all Shareholders other than Teva and its Permitted Transferees.

“Ordinary Majority” - means more than fifty percent (50%) of the voting power underlying the shares held by all of the shareholders who are entitled to vote and who voted in a General Meeting in person or by means of a proxy.

“Office” - means the registered office of the Company as shall be from time to time.

“Options” - means options, warrants or rights to purchase, subscribe for, or otherwise acquire Ordinary Shares or Convertible Securities.

“Permitted Transferee” - shall have the meaning set forth in Article 6.2.5 below.

“Recapitalization Event” - means any split or reverse split of the Ordinary Shares of the Company, distribution of share dividend, with respect thereto, or any other recapitalization, reclassification or similar event resulting in a change of such shares into a different number of shares of the same class or any other class or classes of shares.

“Shareholder” or “shareholder” - means any person registered in the Shareholder Register of the Company as a holder of Ordinary Share(s).

“Buyout Option Agreement” - means the Buyout Option and Share Purchase Agreement, dated as of August 8, 2007, by and among Teva, the Company, and the Equity Holders listed therein, as amended by that certain First Amendment to the Buyout Option and Share Purchase Agreement dated as of December 30, 2010, and as may be amended from time to time hereafter.

“Shareholders’ Rights Agreement” - means the Shareholders’ Rights Agreement dated as of August 8, 2007, by and among the Company, Teva and the Shareholders listed therein, as amended by that First Amendment to the Shareholders’ Rights Agreement dated as of December 30, 2010, and as may be amended from time to time hereafter.

“Shareholder Register” - means a regularly updated Register of shareholders that is to be kept pursuant to the Companies Law’s provisions.

“Share Purchase Agreement” - means the Share Purchase Agreement by and among the Company, Teva and the Investors listed therein, dated June 20, 2007, as amended on December 30, 2010, and as may be amended from time to time hereafter.

“2010 Share Purchase Agreement” - means the Amended and Restated Share Purchase Agreement by and between the Company and Teva, dated as of December 19, 2010, as may be amended from time to time hereafter.

“Teva”- means Teva Pharmaceutical Industries Ltd.

“Teva Rights Period” shall have the meaning set forth in Article 19(A) below.

“Transfer” - means transfer, sale, assignment, conveyance, pledge, grant of any security interest or gift, or any other disposition.

1.2                               In these Articles, unless the context otherwise requires, the expressions which are defined in the Companies Law as in effect on the date upon which these Articles were duly adopted by the Company, shall have the meaning ascribed to them therein, and to the extent that no meaning is attached to it in the Companies Law, the meaning ascribed to such expression in the regulations promulgated thereunder as in effect at the time these Articles were adopted, and if no meaning is ascribed thereto in such regulations, the meaning ascribed in the Securities Law, 1968 or the regulations promulgated thereunder as in effect at the time these Articles were adopted; words used in these Articles importing singular shall include the plural, and vice versa, and words used in these Articles importing the masculine gender shall include the feminine gender, and expressions importing a “person” shall also include an individual, corporation, partnership, joint venture, trust, and any other corporate body or unincorporated organization.  The captions in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction of any provision hereof.

All shares held (beneficially or of record), at the time of applicable calculation, by shareholders who are Permitted Transferees of each other, shall be aggregated together for the purpose of determining the availability to such holders of any rights under these Articles, and such rights - to the extent they are determined to be available at such time - may be exercised with the consent of the other Permitted Transferees (up to the maximum extent so determined to be available in the aggregate to all such shareholders) by any, some or all of such shareholders who are Permitted Transferees of each other.

1.3                               PRIVATE COMPANY

The Company is a private company as defined in the Companies Law.  Furthermore:

1.3.1                     The number of the shareholders in the Company at any time whatsoever (apart from employees of the Company or whoever were its employees and at the time they were employees were, and have continued after such termination of such employment to be, shareholders in the Company), shall not exceed at any time whatsoever fifty, but in the event that two or more persons jointly hold one or more shares in the Company, they shall be deemed, for the purpose of these Articles, to be one shareholder;

1.3.2                     Any invitation to, or solicitation of, the public to subscribe for shares or debentures of the Company is hereby prohibited;

1.3.3                     The right to Transfer shares in the Company shall be restricted as stipulated below.

2.                                      THE PURPOSE AND OBJECTIVES OF THE COMPANY; LIMITED LIABILITY

2.1                               The purpose of the Company is to operate in accordance with business considerations to generate profits; provided, however, that the Company may donate reasonable amounts to worthy causes, as the Board may determine in its discretion, even if such donations are not within the framework of business considerations.

2.2                               The objectives for which the Company is incorporated are to engage in any lawful businesses.

2.3                               The liability of the shareholders for debts of the Company is limited, each one up to the unpaid portion, if any, of the full consideration determined as payable to the Company upon the issuance of the shares held by such shareholder.

3.                                      SHARE CAPITAL

3.1                               The authorized share capital of the Company is New Israeli Shekels 100,000 divided into 10,000,000 ordinary shares of 0.01 New Israeli Shekel (one Agora) nominal value each (“Ordinary Shares”).

3.2                               Ordinary Shares

The Ordinary Shares shall confer upon the holders thereof all the rights attached to the Ordinary Shares in these Articles, including, without limitation, the right to receive notice of, and to participate in, General Meetings and, to vote thereat with each Ordinary Share entitling the holder thereof, subject to Article 19 below, to one vote on each matter upon which a vote is held at a General Meeting, the right to participate and share equally, on a per share basis, in distribution of dividends and in the distribution of surplus property/assets and funds of the Company in the event of a winding up, liquidation or dissolution of the Company.

4.                                      SHARES AND THE ISSUANCE THEREOF

4.1                               The Board of Directors or whomever the Board of Directors shall appoint for this purpose (subject to the oversight of the Board), shall maintain a Shareholder Register.  The ownership of the shares and, to the extent not prohibited under applicable law, the other Equity Securities of the Company shall be in accordance with that appearing in the Shareholder Register.

4.2                               Subject to the provisions of the Companies Law and the provisions of these Articles, including without limitation, Article 19, the Company is entitled, from time to time, by a resolution of the General Meeting adopted by an Ordinary Majority, to authorize shares (and the Board shall be entitled to issue same in accordance with Article 4.4) with such having the same rights as existing shares or with deferred rights, whether in connection with the distribution of dividends, voting rights, liquidation rights, conversion rights, repayment of share capital or in connection with other matters, all as shall be determined by the Company in accordance with these Articles from time to time.

4.3                               Special Rights; Modification of Rights; Restructure of Share Capital

All the terms and provisions set forth in this Section are subject to the provisions of Section 19 hereunder whether such subjugation is mentioned specifically or not in each Subsection.

4.3.1                     The rights attached to the share capital of the Company may be modified or abrogated by a resolution of the General Meeting adopted by an Ordinary Majority, subject to Article 19 hereunder.

4.3.2                     To the maximum extent permitted under applicable law, and unless otherwise explicitly provided by these Articles and Article 19 hereunder, all shareholders of the Company shall vote together on any matter presented to the shareholders, and all such matters presented to the shareholders shall be required to be approved by a resolution adopted by an

Ordinary Majority, including, without limitation, any amendment to these Articles, any issuance of Equity Securities of the Company, or any transaction under Sections 341 (Power to Purchase Shares of Dissenting Shareholders in a Private Company), 342 (Transitional Orders) or 350 (Authority to Compromise or Settle) of the Companies Law.  Without derogating from the foregoing, unless otherwise provided by these Articles, it is hereby clarified that the increase of the authorized and registered number of Ordinary Shares, or the issuance of additional Ordinary Shares, or the creation of a new class of shares identical to an existing class of shares in all respects except for the price per share paid for such shares, shall not be deemed, for purposes of this Article 4, to adversely alter the rights attached to the previously issued shares of such class or of any other class, provided that the rights attached to such additional shares or other Equity Securities apply in the same manner vis-a-vis all other existing series or classes of shares, without a different application to different classes, even though the result of such equal application may be different with respect to different shareholders due to the number of shares held by them and/or even though different shareholders may have conflicting interests with respect to such action and/or even though such an action will change the economic value of the existing shares (but not the legal rights of such shares), and shall not be subject to the approval of a separate interest vote of any shareholders.

4.3.3                     (a) Subject to Section 19 hereunder, if at any time, there occurs a Recapitalization Event, and as a result of such Recapitalization Event the rights attached to the Ordinary Shares are modified or abrogated, then, such Recapitalization Event shall require the consent of the holders of the majority of the issued and outstanding Ordinary Shares (in addition to such other approvals required under these Articles or applicable law), provided that such action applies in the same manner vis-a-vis all existing share capital, without a different application to different shares, even though the result of such equal application may be different with respect to different shareholders due to the number of shares held by them and/or even though different shareholders may have conflicting interests with respect to such action and/or even though such an action will change the economic value of the existing shares (but not the legal rights of such shares), and shall not be subject to the approval of a separate interest vote of any shareholders.

(b)                                 In the event that such Recapitalization Event can be consummated in more than one manner (such as by means of arrangement proceedings approved by a court of law, or alternatively by means of amendment of the Company’s corporate documents), the sole and absolute discretion in determining the manner by which such Recapitalization Event shall be consummated shall vest in the Board.

4.4                               (a) The shares and other Equity Securities, up to the limit of the Company’s authorized and registered share capital and other than the issued and outstanding shares, shall be under supervision of the Board of Directors which, subject to the provisions of the Companies Law and the provisions of these Articles, may issue them to such persons, with such limitations and conditions — whether at more than their nominal value, whether at their nominal value and whether at less than their nominal value — and at such times as the Board of Directors shall find to be appropriate, and with all the authority to submit to every person a payment demand for any of the shares either at par or at a premium, or, subject as aforesaid, at a discount throughout such period of time and for such consideration as the Board shall find to be appropriate.

(b)                                 Subject to applicable Law, the Company is entitled to pay a commission, including underwriting fees, to any person, as determined by the Board.  Payments, as stated in this Article, may be paid in cash or in Equity Securities of the Company, or in a combination thereof.

(c)                                  The Company shall not issue a share, all or part of the consideration of which is not to be paid in cash, unless the consideration for the share was specified in a written document.

(d)                                 Notwithstanding anything to the contrary in these Articles, any issuance of Equity Securities prior to the expiration of the Teva Rights Period shall be subject to the terms and conditions of Section 9.4 (titled “New Shareholders”) of the Buyout Option Agreement.  Any issuance of Equity Securities made not in accordance with Section 9.4 of the Buyout Option Agreement shall be null and void.

4.5                               PRE-EMPTIVE RIGHTS

4.5.1                     Notwithstanding anything to the contrary in the Companies Law, each shareholder holding more than 2.5% of the issued and outstanding share capital of the Company (“Qualified Shareholder”) shall have pre-emptive rights to purchase its pro-rata share of all New Securities (as defined above) that the Company may, from time to time, propose to sell and issue as described in Article 4.5.2 below.  A Qualified Shareholder’s pro rata share shall be the ratio that the number of the Company’s Ordinary Shares then held by such Qualified Shareholder as of immediately prior to the issuance of the New Securities, bears to the total number of Ordinary Shares held by all Qualified Shareholders as of such time.  Said pre-emptive rights shall be subject to the following provisions:

4.5.2                     If the Company proposes to issue New Securities, it shall give the Qualified Shareholders written notice (the “Rights Notice”) of its intention, describing the New Securities, the price, the general terms upon which the Company proposes to issue them and the number of shares that constitutes the pro-rata share of such New Securities that each such Qualified Shareholder has the right to purchase under this Article 4.5.  Each Qualified Shareholder shall have twenty one (21) days from delivery of the Rights Notice to agree to purchase all or any part of its pro-rata share of such New Securities for the price and upon the general terms specified in the Rights Notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased by him.  Following the consummation of the pre-emptive procedure detailed above, the New Securities shall be sold as follows: (i) each Qualified Shareholder who elected to exercise its pre-emptive rights (fully or partially) will purchase its pro-rata portion of the New Securities (or, if so chosen by the applicable Qualified Shareholder, such part of its pro-rata portion indicated by him); and (ii) any remaining New Securities not purchased by the Qualified Shareholders as aforesaid, may be issued to third-party investors during the 90-day period following the expiration of the aforesaid 21-day period, at a price and upon terms no more favorable to such third party investor (taken as a whole) than those stated in the Rights Notice.  Thereafter, the Company shall not issue any New Securities without complying again with the provisions of this Article 4.5.

4.5.3                     This Article 4.5 shall automatically terminate in its entirety upon the earlier to occur of the following: (i) immediately prior to the consummation of an IPO or (ii) immediately upon the IPO Option Closing.

5.                                      PAYMENT DEMANDS, EXPROPRIATION AND FORFEITURE

5.1                               In the event that in accordance with the terms of the issuance of any share, the payment of the share shall be effected, in whole or in part, in installments, then every such installment shall be paid at the time of payment thereof to the Company by the person who is the registered holder of the shares at such time according to the Shareholder Register, from time to time, or by such person’ guardians or legal representatives (if applicable).

5.2                               The Board of Directors is entitled to fix distinctions between the shareholders in relation to the amounts of any payment calls and/or the times of their payment.

5.3                               Unless it has been stipulated otherwise in these Articles, the Company shall be entitled to treat the registered holder of any share as its absolute holder, and in accordance therewith, the Company shall not be obligated to recognize any claim in equity, or on some other basis, in relation to such share, or in relation to a benefit therein on the part of any other person, unless there shall be an order of a court having competent jurisdiction or in the event that Israeli law shall require otherwise.

5.4                               The Board of Directors is entitled to decide whether to issue share certificates.  If the Board of Directors shall decide to issue share certificates, then said certificates shall be issued by the Company, and the printed name of the Company, as well as the signature of at least one director of the Company, shall appear on said certificates, unless otherwise resolved by the Board of Directors.

5.4.1                     In the event that the Board of Directors has decided to issue share certificates for the shares, every holder of shares shall be entitled to receive one or more share certificates for the shares which are registered in his/her/its name; every share certificate shall indicate the number of the shares in respect of which it has been issued.

5.4.2                     A share certificate which is registered in the names of two or more persons (i.e. joint holding), shall be delivered to such person whose name appears first in the Shareholder Register in relation to the joint holding.

5.4.3                     In the event that a share certificate shall be destroyed, lost or disfigured, it may be renewed by payment, if a payment is imposed, and in accordance with such conditions in relation to proof and guarantee for damages, as the Board of Directors shall deem to be appropriate.

5.5                               The Board of Directors shall be able, from time to time, as it shall deem to be appropriate, to submit payment calls (i.e. demands) to the shareholders in respect of all the monies which have not yet been paid upon the shares which are held by each one of the shareholders, and which in accordance with the terms of the issuance of the shares are not to be paid at fixed times, and each shareholder must pay the amount of the payment call which has been submitted to him/her/it at the time and at the place as determined by the Board of Directors.  Unless otherwise stipulated in the resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all shares held by such paying shareholder in respect of which such call was made.

5.6                               Advance written notice of 14 days shall be delivered to the applicable shareholder(s) of every payment call, in which the payment and the location thereof shall be indicated, provided however that prior to the payment date of such payment call, the Board of Directors may, by notice in writing to the relevant shareholder(s), revoke the demand in whole or in part, extend the time for the payment thereof, or alter such designated person and/or place.  In the event of a call payable in installments, only one notice thereof need be given.

5.7                               Joint holders of a share shall be jointly and severally liable for payment of all the payment installments and the payment calls which are due in respect of such a share.

5.8                               In the event that in accordance with the terms of the issue of any share it is necessary to discharge any amount at a fixed time or by payment installments at fixed times, whether the payment is made on account of the nominal value of the share capital or as premium, then any such amount or such installment shall be paid as though a payment call had been lawfully submitted by the Board of Directors and a notice of which had been lawfully delivered, and all the provisions in these Articles in relation to such payment calls shall apply to such amount or to such payment installment, mutatis mutandis.

5.9                               In the event that the amount of the payment call or the installment has not been paid on its due date in accordance with the terms of the issue thereof as determined by the Board, or prior thereto, then the person who is the holder of the share upon which the payment call was submitted or upon which the payment installment is due must pay interest on the abovementioned amount at the maximum rate which is permitted at such time in accordance with the law, or at a lower rate as the Board of Directors shall determine from time to time, from the day determined for the payment thereof up until the time at which it shall actually be paid, but the Board of Directors is entitled to waive the payment of the interest, in whole or in part.

5.10                        A shareholder shall not be entitled to his rights as shareholder, including dividend, unless he has paid all the amounts detailed in the calls made on him, together with interest and expenses, if any, unless otherwise prescribed by the Board.

5.11                        In the event that the Board of Directors shall so elect, the Company is entitled to accept from a shareholder who wishes to pay monies in advance which have not yet been called, or the time for payment of which has not yet arrived, and where they have not yet been paid on account of his/her/its shares, or part thereof.

5.12                        In the event that a shareholder has not paid any payment call or payment installment on the day determined for the payment thereof or prior thereto, then the Board of Directors shall be able at any time whatsoever thereafter, throughout such time as the payment call or the payment installment remain unpaid, to deliver a notice to such shareholder, and to require of him/her/it that he/she/it shall pay them with the addition of the interest which has accumulated and all the expenses which the Company has expended in connection with said failure to effect timely payment.

5.13                        The notice shall determine a day (which shall be at least 14 days after the date of the notice and may be extended by the Board) and the place or the places at which the payment call or the installment as mentioned has to be paid, with the addition of the interest and the expenses as mentioned above.  The notice shall further indicate that in the event of non-payment by the date which is determined or prior thereto and at the place which is indicated in such notice, the shares in connection with which the payment call has been made or the payment installment has become due, may be forfeited by the Company.  Any expense incurred by the Company in attempting to collect any such amount or interest, including, inter alia, attorneys’ fees and costs of suit, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of the amount payable to the Company in respect of such call.

5.14                        In the event that the demands contained in the above-mentioned call notice have not been fulfilled, then at any time thereafter, but only prior to the payment of the payment call or the payment installment, the interest and the expenses which are due in connection with such shares, the Board of Directors shall be entitled to expropriate (i.e. cause to be forfeited) the shares in respect of which such notice was given.

5.15                        Notwithstanding the aforesaid, the Board of Directors may provide in the terms of the issue of any shares that in the event that a shareholder has not paid any payment call or payment installment on the day determined for the payment thereof or prior thereto, such shares with respect to which the shareholder failed to effect timely payment shall be automatically deemed expropriated and forfeited and in such case the provisions of Articles 5.12 - 5.14 shall not apply.

5.16                        Whenever shares are expropriated as herein provided, all distributions therefor declared in respect thereof and not actually paid or distributed shall be deemed to have been expropriated at the same time.

5.17                        The Company, by resolution of the Board, may accept the voluntary surrender of any share.

5.18                        Any share which has been thus expropriated shall be deemed to be the property of the Company, and the Board of Directors shall be entitled, taking into account the provisions of these Articles, to deliver them, to re-issue them, re-sell them, Transfer them, or dispose of them in some other manner as it shall deem to be appropriate.  Any such share not cancelled shall become a dormant share, shall not confer any rights, and shall not be considered part of the Company’s issued and outstanding share capital for purpose of any calculation of a quorum or majority required under these Articles, so long as it is held by the Company.

5.19                        The Board of Directors shall be entitled, at any time before any share which has been expropriated as mentioned above has been sold, re-allocated, Transferred or delivered in some other manner, to revoke the expropriation upon such terms as the Board of Directors shall deem to be appropriate.

5.20                        Every shareholder whose shares have been expropriated shall cease to be a shareholder in relation to the expropriated shares and such shares shall be erased from such Shareholder’s holdings in the Shareholders Register, but nevertheless he/she/it shall be obligated to immediately pay the Company all the payment calls, the payment installments, the interest and the expenses which are due on account of these shares or for them at the time of the expropriation, with the addition of the interest upon such amounts from the day of the expropriation to the day of the payment, at the maximum rate which shall be permissible at such time in accordance with the law, and the Board of Directors shall be able to compel the shareholder to pay these amounts of money, in whole or in part, in the event that it shall find this to be appropriate, but the Board of Directors shall not be obligated to do so.  In the event of such expropriation, the Company, by resolution of the Board, may accelerate the date(s) of payment of any or all amounts then owing by the shareholders in question (but not yet due) in respect of all shares owned by such shareholder, solely or jointly with another.

5.21                        Reserved.

5.22                        Except to the extent the same may be waived or subordinated in writing, the Company shall have the first and fundamental right of charge and pledge over all the shares which are registered in the name of any shareholder and which are not fully paid up (without regard to any equitable or other claim or interest in such shares on the part of any other person), and also over the income from the sale thereof, as security for the payment of the debts, liabilities, engagements and/or the obligations of such shareholder in respect of the Company’s shares purchased by him/her/it, whether himself/herself/itself or jointly with any other, whether the time for the payment, fulfillment or discharge of these debts or the time for the performance of these obligations has arrived or has not arrived.  The above-mentioned charge and pledge shall apply to all the dividends which shall be declared from time to time upon such shares, unless it has been decided otherwise by the Company.  The registration by the Company of a Transfer of shares shall be deemed to be waiver on the part of the Company of the charge and pledge of the shares with respect to the transferor, unless explicitly stated otherwise.

5.23                        In order to exercise the above-mentioned charge and pledge, the Board of Directors shall be entitled to sell the charged shares in any manner which it shall deem to be appropriate; however, no share is to be sold unless the date of the payment of the amount in respect of which the charge exists, or the date of fulfillment and performance of the obligations in consideration of which the charge exists, has arrived, and notice in writing has been delivered to the shareholder, his executors or administrators, stating that it is the intention of the Company to sell the share, and the shareholder, his executors or administrators have not paid the abovementioned debts or fulfilled or maintained the above-mentioned obligations for the period of seven days after such notice.

5.24                        The net income from such sale, after deducting the sale expenses, shall serve for the discharge of the debts and the fulfillment of the obligations of the shareholder (including the debts, the obligations and the engagements, the time for the discharge or the performance of which has not yet arrived), or any specific part of the same (as the Board of Directors may determine), and the balance (if any shall remain) shall be paid to him/her/it, his executors, administrators or to whomever he/she shall Transfer the right thereto.

5.25                        In the event of a sale after expropriation or for the purpose of the exercise of the charge and pledge by the use of the authorities which are given above, the Board of Directors shall be entitled to appoint a person to sign a deed of transfer of the share which is sold and to arrange that the purchaser of such shares shall be registered in the Shareholders Register as holder of the shares which have been sold, and the purchaser shall not be obligated to ensure that these acts shall be properly carried out, or to concern himself/herself/itself as to upon what the monies of the sale were expended, and after his/her/its name has been registered in the Shareholder Register in relation to such shares, the validity of the sale shall not be challenged by anyone, and the remedy of any person who is prejudiced by the sale shall lie only in a claim for damages against the Company.

5.26                        The provisions of this Article shall be subject to any agreement between the Company and any purchaser of a relevant share.

6.                                      TRANSFER OF SHARES AND THEIR DELIVERY

6.1                               Until the IPO, a Transfer of shares in the Company by one of the shareholders in the Company shall be subject to the approval of the Board of Directors, which approval shall not be unreasonably withheld or detained, which shall not object to a Transfer which is carried out in compliance with the provisions set out in these Articles.  Any Transfer of shares shall be conditioned upon an undertaking in writing by the transferee to assume and be bound by all obligations of the transferor under any instrument and agreement involving the transferor and the Company and applicable to such Transfer of shares.  Notwithstanding the aforesaid, until the IPO, the Board of Directors may refuse to approve and register a Transfer of shares to a transferee if the Board of Directors believes that (i) such transferee is a competitor of the Company (or is an affiliate of a competitor of the Company, or intends to hold such shares on behalf of a competitor of the Company or an affiliate thereof), (ii) such a Transfer is in violation of these Articles; (iii) such a Transfer is in violation of the Buyout Option Agreement, (iv) such a Transfer would result in the Company having more than the number of shareholders set forth in Article 1.3.1 above, and/or (v) if the transferee does not agree, in writing, prior to such Transfer, to assume and be bound by all obligations of the transferor under any instrument and agreement involving the transferor and the Company and applicable to such transferred shares.

Notwithstanding the above, any Transfer of shares by a shareholder (i) to any of such shareholder’s Permitted Transferees (as confirmed in writing to the Company by the transferor and transferee), provided that any such Permitted Transferee undertakes in writing towards the Company and the shareholders, to the extent applicable, to assume and be bound by all obligations of the transferor under any instrument and agreement involving the transferor (in its capacity as shareholder) and the Company or (ii) to Teva, pursuant to the Buyout Option Agreement, shall not, in each of such cases, require the approval of the Board.

6.1.1                     No Transfer of shares shall be registered unless a signed share transfer deed or other proper instrument of Transfer (in form and substance satisfactory to the Board or the corporate secretary of the Company), together with the share certificate(s) and such other evidence of title as the Board or the corporate secretary of the Company may reasonably require, shall be delivered to the Company.  Each share transfer deed shall be signed by the transferor and the transferee, and the transferor shall be deemed to have remained the holder of the share until the name of the transferee has been registered in the Shareholder Register in relation to the transferred share.  No Transfer of shares shall be registered unless the share certificate in respect of the transferred shares (if one has been issued) shall be delivered to the Company by the transferor of the shares (or, in the event such certificate shall have been lost, stolen or destroyed, the transferor thereof may execute and deliver to the Company a lost certificate affidavit (in a form approved by the Company) confirming such fact and agreeing to indemnify and hold harmless the Company for any losses in connection therewith), except in the event that the Board waives this requirement.  The Board may, from time to time, prescribe a fee for the registration of a Transfer.

6.1.2                     The share transfer deed shall be prepared in the following form or a substantially similar form, or in a form which shall be approved by the Board:

I,                            (the “Transferor”) do hereby transfer to                      (the “Transferee”),              [Ordinary] Shares of the company named                (the “Company”), each one of                        New Israeli Shekels nominal value, to be held by the Transferee, the administrators of his/her estate, his/her guardians and his/her/its legally-appointed representatives, in accordance with and subject to all terms and conditions under which I held the same at the time of execution hereof (including without limitation under the articles of association of the Company, as in effect from time to time, and under any instrument and agreement involving me (in my capacity as a shareholder of the Company) and the Company; and I, the Transferee, hereby accept the above-mentioned shares in accordance with and subject to all aforesaid terms and conditions under which Transferor held the same at the time of execution hereof, and expressly assume and undertake to be bound by all obligations of the Transferor under any instrument and agreement involving the Transferor (in its capacity as shareholder of the Company) and the Company.

IN WITNESS WHEREOF, WE HAVE SIGNED:

On the                      day of the month of                  the year               .

Transferor:                             Transferee:

Witness:                                    Witness:

6.1.3                     Upon the death of a shareholder, the Company shall recognize the custodian or administrator of the estate or executor of the will, and in the absence of such, the lawful heirs of the shareholder, as the only holders of the right for the shares of the deceased shareholder, after receipt of evidence to the entitlement thereto, as determined by the Board.

6.1.4                     The Company may recognize the receiver or liquidator of any corporate shareholder in liquidation or dissolution, or the receiver or trustee in bankruptcy of any shareholder, as being entitled to the shares registered in the name of such shareholder, after receipt of evidence to the entitlement thereto, as determined by the Board.

6.1.5                     A person acquiring a right in shares as a result of being a custodian, administrator of the estate, executor of a will or the heir of a shareholder, or a receiver, liquidator or trustee in a bankruptcy of a shareholder or according to another provision of Law, is entitled, after providing evidence of his right to the satisfaction or the Board, to be registered as the shareholder in the Shareholders Register or to Transfer such shares to another person, subject to the provisions of this Article 6.

6.1.6                     The Board shall be permitted, but not obligated, to defer the registration of share Transfers during the last 14 days prior to a General Meeting of the Company’s shareholders.

6.1.7                     Every share transfer deed shall be delivered to the office of the Company for the purpose of registration.  Share transfer deeds shall remain in the possession of the Company, but all share transfer deeds which the Board shall refuse to register shall be returned, upon demand, to whomever delivered them, together with the share certificate (if delivered).

6.1.8                     Unless otherwise provided elsewhere, the provisions of this Article 6 shall also apply to other Equity Securities issued by the Company, mutatis mutandis.

6.1.9                     Notwithstanding anything to the contrary in these Articles, any Transfer of Equity Securities prior to the expiration of the Teva Rights Period shall be subject to the terms and conditions of Section 9.2 (titled “Transfer Restriction”) of the Buyout Option Agreement.  Any Transfer of Securities made not in accordance with Section 9.2 of the Buyout Option Agreement shall be null and void.

6.2                               RIGHT OF FIRST REFUSAL

Until the consummation of an IPO, any Transfer of shares in the Company other than to a Permitted Transferee, to Teva pursuant to the Buyout Option Agreement or in a transaction made in accordance with Articles 6.3 or 6.4 below, shall be subject to the following provisions:

6.2.1                     Any shareholder proposing to Transfer all or any of his/her/its Equity Securities (the “Offeror”) shall offer such Equity Securities (the “Offered Shares”), on the terms of the proposed Transfer, to all of the Shareholders that are then Qualified Shareholders (the “Offerees”), by requesting the Company, by written notice, to send to the Offerees a written notice (the “Offer”), stating therein the identity of the Offeror and of the proposed transferee(s) and the proposed terms of Transfer of the Offered Shares.  The Company shall comply with such request by sending the Offerees a written notice stating the aforesaid details.  Any Offeree may accept such offer in respect of all or any of the Offered Shares by giving the Offeror (with a copy to the Company) written notice to that effect within twenty one (21) days after being served with the Offer.  Failure by an Offeree to accept the Offer with respect to the Offered Shares, in whole or in part, within the aforesaid 21-day period, shall be deemed as a decision on such Offeree’s part not to purchase any of the Offered Shares.

6.2.2                     If the acceptances, in the aggregate, are in respect of all of, or more than, the Offered Shares, then the accepting Offerees shall acquire the Offered Shares, on the terms specified in the Offer, pro-rata in proportion to their respective holdings (determined in accordance with Article 6.2.4 below); provided that no Offeree shall be required or entitled to acquire under the provisions of this Article 6.2 more than the number of Offered Shares initially accepted by such Offeree, and upon the allocation to him/her/it of the full number of shares so accepted, he/she/it shall be disregarded in any subsequent computations and allocations hereunder.  Any shares remaining after the computation of such respective entitlements shall be re-allocated among the accepting Offerees (other than those to be disregarded as aforesaid), prorata in proportion to their respective holdings (determined in accordance with Article 6.2.4 below), until one hundred per cent (100%) of the Offered Shares have been allocated as aforesaid.

6.2.3                     If the acceptances, in the aggregate, are in respect of less than the number of Offered Shares, then the accepting Offerees shall not be entitled to acquire the Offered Shares, and the Offeror, during the 90-day period commencing on the earlier of (i) the expiration of the aforementioned twenty-one (21)-day period or (ii) the receipt of waivers by all Offerees of their rights under this Article 6.2 with respect to the Offered Shares, or (iii) the receipt of notices from all Offerees accepting in the aggregate less than the number of the Offered Shares, shall be entitled to Transfer all (but not less than all) of the Offered Shares to the proposed transferee(s) identified in the Offer; provided, however, that in no event shall the Offeror: (i) Transfer any of the Offered Shares to any transferee other than such proposed transferee(s), or (ii) Transfer the same on terms more favorable to the proposed transferee(s) than those stated in the Offer.  If the Offered Shares are not Transferred within the above said ninety (90) day period, such Offered Shares shall again be subject to the provisions of this Article 6.2.

6.2.4                     For the purposes of any Offer under this Article 6.2, the respective holdings of any number of accepting Offerees shall mean the respective proportions of the aggregate number of issued and outstanding Ordinary Shares held by such accepting Offerees, as determined immediately prior to the time of delivery of such Offer.

6.2.5                     As used herein, the term “Permitted Transferee” shall mean

(i)                                     with respect to any of the Company’s shareholders — (A) such shareholder’s spouse, sibling, lineal descendant or antecedent, and a trust for the benefit of any of the foregoing; (B) an entity Controlled by, Controlling, or under common Control with such shareholder; or (C) such shareholder’s beneficiary (in the event the shareholder holds the shares as a trustee and such trust holding has been disclosed to the Company prior to acquiring the Equity Securities that are being Transferred) or trustee (including the trustee of a voting trust and a trustee for the benefit of a Permitted Transferee thereof); (D) such shareholder’s transferee by operation of law;

(ii)                                  with respect to any of the Company’s shareholders which is a corporate entity or a limited or general partnership — (A) the surviving entity in the merger of such shareholder with another company or the acquiring entity of all or substantially all of the assets of such shareholder; (B) the limited and general partners of such shareholder and the limited and general partners of, and any person or entity Controlling (either directly or through an entity controlled by such person or entity), such limited or general partners, or (C) any entity over which such shareholder or its Permitted Transferee exercises investment discretion or act as a principal investment advisor; and

(iii)                               with respect to any Shareholder who is a member of the IDB Group — any other member of the IDB Group or to Arte Venture Group Ltd.; for purpose hereof, the “IDB Group” shall mean Clal Industries and Investments Ltd. and its Permitted Transferees.

(iv)                              with respect to any member of the L.R. Group — any other member of such group. “L.R. Group” means Prof. Lior Rosenberg and L.R. Research & Development Ltd.

6.2.6                     This Article 6.2 shall automatically terminate in its entirety upon the earlier to occur of the following: (i) immediately prior to the consummation of an IPO or (ii) immediately upon the IPO Option Closing.

6.3                               FORCED SALE OF SHARES OF OPPOSING SHAREHOLDERS

6.3.1                     The provisions of Section 341 (Power to Purchase Shares of Dissenting Shareholders in a Private Company) of the Companies Law to the contrary notwithstanding, until the earlier of an IPO or the IPO Option Closing, and subject to the provisions of Article 18 hereof (Liquidation), in the event that shareholders holding more than 50% of the voting power in the Company (in this Section 6.3, the “Sale Approval Threshold” and the “Proposing Shareholders”, respectively) agree to sell all of their Equity Securities in the Company to any purchaser (“Buyer”), then the holders of all other Equity Securities then outstanding (in this Section 6.3, the “Remaining Shareholders”), and the Proposing Shareholders, will be required, if so demanded in writing by the Proposing Shareholders (the “Sale Notice”):

(i)                                     to sell, Transfer and deliver, or cause to be sold, transferred or delivered, all of their Equity Securities in the Company to the Buyer at the Sale Closing (as defined below), free and clear of any liens, claims or encumbrances, at the same price and upon the same terms and conditions as applicable to the Proposing Shareholders (the “Sale”), notwithstanding any no sale right, first refusal rights or other rights to which such shareholder is entitled or by which it is bound;

(ii)                                  to vote all shares of the Company then held or controlled by such shareholders or over which such shareholders then hold voting power (in person, by proxy or by action by written consent, as applicable): (A) in favor of or to approve such Sale and any matter that could reasonably be expected to facilitate such Sale, and (B) against any proposal for any recapitalization, merger, sale of shares or assets or other business combination (other than the proposed Sale) between the Company and any person or entity (other than the Buyer) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to such proposed Sale, or which could result in any of the conditions to the Company’s obligations under such agreement(s) not being fulfilled, or that would otherwise impair the ability of the Company to properly and timely consummate such proposed Sale;

(iii)                               waive any dissenting minority or similar rights in connection with such proposed Sale; and

(iv)                              to execute and deliver the relevant documents (including without limitation any instruments of conveyance and transfer, purchase agreements, merger agreements, escrow agreements, indemnification agreements, etc.) in connection with, and shall otherwise take all actions necessary and reasonable to effect, such proposed Sale as requested by the Company and/or the Proposing Shareholders in order to carry out the intent and purpose of this Article 6.3 and to consummate such Sale;

provided, however, that subject to Article 19, no such Sale can take place (i) during the Teva Rights Period - without Teva’s prior written consent, and (ii) at any time hereafter when Teva and its Permitted Transferees hold 50% or more of the then outstanding Equity Securities - without the prior written consent of holders of a majority of the voting power in the Company then held by the Non-Teva Shareholders.

Subject to Article 19 hereunder, in the event that the Sale Approval Threshold specified above in this Article 6.3.1 is met with respect to any proposed Sale, any sale, assignment, transfer, pledge, hypothecation, mortgage, disposal or encumbrance of Equity Securities effected after receipt by the shareholders of the Sale Notice and prior to the date set for the Sale Closing (as defined below), other than in connection with the proposed Sale, shall be absolutely prohibited and, if effected in violation hereof, shall be null and void and shall not be registered in the Shareholder Register of the Company.

6.3.2                     Notwithstanding the provisions of Section 341 of the Companies Law, the aforesaid Sale Approval Threshold is hereby determined as the majority threshold applicable also for the purpose of Section 341 of the Companies Law (“Section 341”), but without derogating from Article 6.3.1 (iii) above, the provisions of Section 341 concerning shareholders who object to a sale of shares shall apply to shareholders who do not comply with the provisions hereof.

6.3.3                     The provisions of applicable Law (including, in particular but without limitation, Section 341 of the Companies Law) to the contrary notwithstanding, the price, terms and conditions of a proposed Sale shall be considered to apply in the same manner as to all shareholders and other Equity Securities holders, if the application of such price, terms and conditions to the respective shares and other Equity Securities held by each holder is made based upon and in accordance with the rights, preferences and privileges conferred upon such Equity Securities under these Articles (e.g., if each such Equity Security receives the respective portion of the proceeds of such Sale as determined pursuant to the provisions of Article 18 below).

6.3.4                     The provisions of these Articles and, to the extent permitted, of any applicable law, to the contrary notwithstanding, the approval of a proposed Sale shall not be subject to the approval of a separate class vote or interest vote of the holders of the shares of any particular class or group of shares; however, any such Sale shall be subject to the provisions of Article 19 hereunder.

6.3.5                     Anything in these Articles to the contrary notwithstanding, in accordance with Section 50(a) of the Companies Law, the General Meeting shall, if requested by the Proposing Shareholders, assume the power and authority of the Board to discuss and approve, for all intents and purposes but subject to Article 19 hereof, the proposed Sale on behalf of the Company in accordance with this Article 6.3, effective as of the time on which the written request of the Proposing Shareholders to such an effect shall have been received by the Company.

6.3.6                     Subject to Article 19 hereunder, all holders of record of Equity Securities shall be notified of the proposed Sale and the approximate date designated for the sale, Transfer or exchange of their Equity Securities pursuant thereto (the actual date of such closing, the “Sale Closing”).  Upon receipt of such notice, each holder of Equity Securities, shall surrender his, her or its certificate or certificates for all such Equity Securities to the Company at the place designated in such notice, and shall thereafter receive the consideration payable in such Sale for such holder’s Equity Securities.  On the Sale Closing, all Equity Securities shall be deemed to have been sold, transferred or exchanged in connection with the Sale, and all rights of the holders of Equity Securities with respect to the Equity Securities so sold, transferred or exchanged, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive the consideration payable to such holders for their Equity Securities which have been sold, transferred or exchanged.  If so required by the Company, certificates surrendered as aforesaid shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.

6.3.7                     All certificates evidencing Equity Securities which are required to be surrendered for sale, Transfer or exchange in accordance with the provisions hereof shall, from and after the Sale Closing, be deemed to have been retired and cancelled and the shares of share capital and other Equity Securities represented thereby sold, transferred or exchanged for the consideration payable thereupon, for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such Sale Closing, and the Company shall be authorized to issue a new certificate in the name of the Buyer and the Board shall be authorized to establish an escrow account, for the benefit of such Shareholder, as applicable, into which the consideration for such securities represented by such cancelled certificate shall be deposited and to appoint a trustee to administer such account.

6.3.8                     Each Shareholder recognizes and accepts that the powers granted to the Company and/or the Board as set forth in this Article 6.3 above are granted in order to ensure and protect the rights of the other Shareholders and that therefore, such powers, upon the use thereof shall be irrevocable with respect to such matter or action with respect to which the Board has exercised such powers.

6.3.9                     The provisions of this Article 6.3 are in addition to (but may not be acted upon simultaneously with) the provisions of Section 341 and not in substitution of such provisions and the Board (or, in accordance with Section 50(a) of the Companies Law, the General Meeting) at its sole discretion may elect whether to act upon the provisions of this Article 6.3 or of Section 341.  No Shareholder shall be entitled to request the Company, the other Shareholders or any other party to the proposed Sale (e.g. the purchaser) to act upon the provisions of Section 341 and to object to the execution and delivery of any transaction documentation pertaining to the proposed Sale.

6.4                               AGREEMENT TO VOTE FOR A MERGER

6.4.1                     The provisions of Sections 314 through 327 (Merger) of the Companies Law to the contrary notwithstanding, until the earlier of an IPO or the IPO Option Closing, and subject to the provisions of Article 18 and 19 hereof, in the event that shareholders holding more than 50% of the voting power in the Company (in this Section 6.4, the “Proposing Shareholders”), agree to the consolidation or the merger of the Company with any third party in which the Company is not the surviving entity (an “M&A Event”), then the holders of all of other Equity Securities then outstanding (in this Section 6.4, the “Remaining Shareholders”), and the Proposing Shareholders, will be required, if so demanded in writing by the Proposing Shareholders (the “M&A Notice”):

(i)                                     to expressly agree to such an M&A Event, notwithstanding any no sale right, first refusal rights or other rights to which such shareholder is entitled or by which it is bound;

(ii)                                  to vote all shares of the Company then held or controlled by such shareholders or over which such shareholders then hold voting power (in person, by proxy or by action by written consent, as applicable): (A) in favor of or to approve such M&A Event and any matter that could reasonably be expected to facilitate such M&A Event, and (B) against any proposal for any recapitalization, merger, sale of shares or assets or other business combination (other than the proposed M&A Event) between the Company and any person or entity (other than the party to such proposed M&A Event) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to such proposed M&A Event, or which could result in any of the conditions to the Company’s obligations under such agreement(s) not being fulfilled, or that would otherwise impair the ability of the Company to properly and timely consummate such proposed M&A Event;

(iii)                               waive any dissenting minority or similar rights in connection with such proposed M&A Event; and

(iv)                              to execute and deliver the relevant documents (including without limitation any instruments of conveyance and transfer, purchase agreements, merger agreements, escrow agreements, indemnification agreements, etc.) in connection with, and shall otherwise take all actions necessary and reasonable to effect, such proposed M&A Event as requested by the Company and/or the Proposing Shareholders in order to carry out the intent and purpose of this Article 6.4 and to consummate such M&A Event;

provided, however, that, subject to Article 19, no such M&A Event can take place (i) during the Teva Rights Period - without Teva’s prior written consent, and (ii) at any time hereafter when Teva and its Permitted Transferees hold 50% or more of the then outstanding Equity Securities - without the prior written consent of holders of a majority of the voting power in the Company then held by the Non-Teva Shareholders.

Subject to Article 19 hereunder, in the event that the threshold percentage specified above in this Article 6.4.1 is met with respect to any proposed M&A Event, any sale, assignment, transfer, pledge, hypothecation, mortgage, disposal or encumbrance of Equity Securities effected after receipt by the holders of the M&A Notice and prior to the date set for the M&A Closing (as defined below), other than in connection with the proposed M&A Event, shall be absolutely prohibited and, if effected in violation hereof, shall be null and void and shall not be registered in the Shareholder Register of the Company.

6.4.2                     The provisions of applicable law to the contrary notwithstanding, the price, terms and conditions of a proposed M&A Event shall be considered to apply in the same manner as to all holders of Equity Securities, if the application of such price, terms and conditions to the respective shares and other Equity Securities of the Company held by each holder is made based upon and in accordance with the rights, preferences and privileges conferred upon such Equity Securities under these Articles (e.g., if each such Equity Security holder receives the respective portion of the proceeds of such M&A Event as determined pursuant to the provisions of Article 18 below).

6.4.3                     The provisions of these Articles and, to the extent permitted, of any applicable law, to the contrary notwithstanding, the approval of a proposed M&A Event shall not be subject to the approval of a separate class vote or interest vote of the holders of the shares of any particular class or group of shares; however, any such M&A Event shall be subject to the provisions of Article 19 hereunder.

6.4.4                     Anything in these Articles to the contrary notwithstanding, in accordance with Section 50(a) of the Companies Law, the General Meeting shall, if requested by the Proposing Shareholders, assume the power and authority of the Board to discuss and approve, for all intents and purposes but subject to Article 19 hereof, the proposed Sale on behalf of the Company in accordance with this Article 6.4, effective as of the time on which the written request of the Proposing Shareholders to such an effect shall have been received by the Company.

6.4.5                     Subject to Article 19 hereunder, all holders of record of Equity Securities shall be notified of the proposed M&A Event and the approximate date designated for the sale, Transfer or exchange of their Equity Securities pursuant thereto (the actual date of such closing, the “M&A Closing”).  Upon receipt of such notice, and if called for in such notice, each holder of Equity Securities shall surrender his, her or its certificate or certificates for all such Equity Securities to the Company at the place designated in such notice, and shall thereafter receive the consideration payable in such M&A Event for such holder’s Equity Securities.

6.4.6                     On the M&A Closing, all Equity Securities shall be deemed to have been sold, transferred or exchanged in connection with the M&A Event, and all rights of the holders of Equity Securities with respect to the Equity Securities so sold, transferred or exchanged, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor (to the extent such surrender is called for as aforesaid), to receive the consideration payable to such holders for their Equity Securities which have been sold, transferred or exchanged.  If so required by the Company, certificates surrendered as aforesaid shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.

6.4.7                     All certificates evidencing Equity Securities which are required to be surrendered for sale, Transfer or exchange in accordance with the provisions hereof shall, from and after the M&A Closing, be deemed to have been retired and cancelled and the shares of share capital and other Equity Securities represented thereby sold, transferred or exchange for the consideration payable thereupon, for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such M&A Closing, and the Company shall be authorized to issue a new certificate in the name of the parties to such M&A Event and the Board shall be authorized to establish an escrow account, for the benefit of such Shareholder, as applicable, into which the consideration for such securities represented by such cancelled certificate shall be deposited and to appoint a trustee to administer such account.

6.4.8                     Each Shareholder recognizes and accepts that the powers granted to the Company and/or the Board as set forth in this Article 6.4 above are granted in order to ensure and protect the rights of the other Shareholders and that therefore, such powers, upon the use thereof shall be irrevocable with respect to such matter or action with respect to which the Board has exercised such powers.

6.5                               SALE OF ASSETS

6.5.1                     If prior to the earlier of an IPO or the IPO Option Closing, the Company receives an offer to sell all or substantially all of the assets of the Company (“Proposed Asset Sale Transaction”), and, subject to Articles 19 hereof, shareholders holding more than 50% of the voting power in the Company agree in writing to such a Proposed Asset Sale Transaction, then the Company shall accept such an offer and agree to the Proposed Asset Sale Transaction, and the proceeds of such Proposed Asset Sale Transactions shall be distributed as a dividend in accordance with the provisions of Article 18 below (Liquidation Preference), provided, however, that (i) subject to Article 19, no such Proposed Asset Sale Transaction can take place (i) during the Teva Rights Period — without Teva’s prior written consent, and (ii) at any time hereafter when Teva and its Permitted Transferees hold 50% or more of the then outstanding Equity Securities - without the prior written consent of holders of a majority of the voting power in the Company then held by the Non-Teva Shareholders.

6.5.2                     Anything in these Articles to the contrary notwithstanding, in accordance with Section 50(a) of the Companies Law, the General Meeting shall, if requested by the Proposing Shareholders, assume the power and authority to discuss and approve the Proposed Asset Sale Transaction on behalf of the Company in accordance with this Article 6.5, for all intents and purposes, effective as of the time on which the written request of the Proposing Shareholders shall have been received by the Company, but in any case shall be subject to Article 19 hereunder.

6.5.3                     Notwithstanding anything to the contrary set forth in these Articles or, to the extent permitted, in any applicable law, the approval of a Proposed Asset Sale Transaction shall not be subject to the approval of a separate class vote or interest vote of the holders of the shares of any particular class or group of shares; however, such approval shall be subject to Article 19 hereunder.

6.5.4                     In the event the acquirer of the assets in the Proposed Asset Sale Transaction is a shareholder of the Company, or any other individual or entity, directly or indirectly controlling, controlled by or under common control with such shareholder, said shareholder shall be considered to be an “Interested Shareholder” and as such, shall not be included in the “more than 50%” threshold set forth in Article 6.5.1 above.  In the event that all shareholders of the Company are Interested Shareholders, the foregoing shall not apply.

7.                                      BEARER SHARES

The Company shall not issue bearer shares prior to an IPO.

8.                                      REDEEMABLE SHARES

The Company shall not be entitled to issue redeemable shares.

9.                                      PURCHASE OF SHARES BY THE COMPANY

The Company and its subsidiaries shall be permitted (subject to the agreement of the seller) to purchase shares of the Company in accordance with, and subject to the restrictions set forth in, the Companies Law.  The Company may issue shares under a pre-determined arrangement with a shareholder whereby the shares issued to such shareholder shall be, and/or may be, purchased by the Company (or its subsidiary) under certain circumstances, subject to the provisions of, and restrictions set forth in, the Companies Law.

10.                               CHANGE OF THE CAPITAL

10.1                        Subject to the provisions of these Articles, including without limitation, Article 19 below, the Company is entitled, from time to time, by a resolution of its shareholders adopted by an Ordinary Majority to increase its share capital by creating new shares, whether or not all the shares then authorized and registered have been issued, and whether or not all the shares theretofore issued have been called for payment, and the increase shall be in such amount and shall be divided into shares of such nominal value, and shall bear and confer such limitations, conditions and rights, as a resolution upon creation of the shares shall resolve, and in particular shares to be issued with a preferred right or a deference right.

10.2                        Unless it is stated otherwise in the resolution approving the increase of the share capital, the new shares shall be subject to all provisions in these Articles applicable to the shares of the original share capital.

10.3                        Subject to the provisions of these Articles, the Company is entitled by a resolution of its General Meeting adopted by an Ordinary Majority:

10.3.1              To consolidate and to divide its issued or unissued share capital or part thereof into shares of a larger nominal value than the existing shares;

10.3.2              To subdivide its shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by these Articles (subject to the provisions of the Companies Law), and the resolution whereby any share is subdivided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred or deferred right or rights of redemption or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares;

10.3.3              To cancel any shares which, on the day of the passing of the resolution of the General Meeting, have not been alloted, so long as the Company is not under obligation to allot these shares, and diminish the amount of its share capital by the amount of the shares so cancelled;

10.3.4              To reduce its share capital in the same manner and on the same terms and upon receiving such approval as the Companies Law shall require; and

10.3.5              Subject to Article 19 below, to reclassify all or any part of its share capital, regardless if the shares are issued or not.

10.4                        With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board may settle any difficulty which may arise with regard thereto, as it deems appropriate, including, inter alia, resort to one or more of the following actions:

10.4.1              Determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into each share of larger nominal value;

10.4.2              Allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

10.4.3              Cause the transfer of fractional shares by certain shareholders to other shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees to pay the transferors the fair value of fractional shares so transferred, and the Board is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this Article 10.4.3, without regard to any restriction or limitation that may apply to the transfer of such shares, as may be provided herein.

11.                               REGISTERED HOLDER

Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and, shall be entitled to treat the holder of any share in trust as a shareholder and to issue to him a share certificate, provided that the trustee notifies the Company of the identity of the beneficiary, and, accordingly, the Company shall not, except as ordered by a court of competent jurisdiction, or as required by Law, be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

12.                               GENERAL MEETINGS

12.1                        THE AUTHORITY OF THE GENERAL MEETING

12.1.1              The following matters shall require the approval of the General Meeting and, if applicable, the approvals set forth in Article 19:

(a)                                 Amendment of the Articles.

(b)                                 The exercise by the General Meeting of the authority of the Board, subject to the provisions of the Companies Law, if it is resolved by the General Meeting that the Board is incapable of exercising its authority, and that the exercise of such authority is essential to the orderly management of the Company.

(c)                                  The appointment or reappointment of the Company’s Auditor (however, the terms of such appointment, including, inter alia, the consideration payable therefor, shall be determined by the Board who shall report same to the Annual Meeting), and the termination or non-renewal of his service.

(d)                                 To the extent required by the provisions of the Companies Law, the approval of actions and transactions with interested parties and the approval of an action or a transaction of an office holder (as defined in the Companies Law) which might constitute a breach of the duty of loyalty.

(e)                                  Changes in the share capital of the Company, as set forth in Articles 4 and 10 hereof.

(f)                                   A merger of the Company, as defined in the Companies Law.

(g)                                  A liquidation of the Company.

(h)                                 Entry into a Proposed Asset Sale Transaction in the event set forth in Article 6.5 above.

(i)                                     Approval of any transaction which is the subject matter of any of Sections 9.6.3 through 9.6.7 of the Shareholders Agreement, so long as the provisions of those Sections are in effect;

(j)                                    Any other matters which the Companies Law requires to be dealt with at the General Meeting, or any matters that were given to the General Meeting in these Articles.

12.1.2              The General Meeting shall not transfer to another organ of the Company any of its authorities detailed in Article 12.1.1 above.

12.1.3              The General Meeting, by a resolution adopted by an Ordinary Majority, may assume the authority which is given to another organ of the Company; provided however, that such taking of authorities shall be with regard to a specific issue or for a specific period of time, all as stated in the resolution of the General Meeting regarding such taking of authorities.

12.2                        ANNUAL MEETING

12.2.1              An annual General Meetings shall be held at least once every calendar year within a period of not more than fifteen months after the last annual General Meeting, at such time and at such location as the Board of Directors shall determine.  Such annual General Meetings shall be called by the name “Annual Meetings”.

12.2.2              In the event an Annual Meeting was not held by the Company, the Company shall send to each shareholder of the Company registered in the Shareholder Register, prior to the date on which the Annual Meeting would have been held and not more than once in every fiscal year, the financial statements of the Company.

12.2.3              The agenda of an Annual Meeting shall include a discussion of the following issues:

(a)                                 The financial statements of the Company, as of the end of the fiscal year preceding the year of the Annual Meeting, and the report of the Board with respect thereto.

(b)                                 The report of the Board with respect to the fee paid to the Company’s Auditor.

12.2.4              The agenda at an Annual Meeting may include the following issues, in addition to those referred to in Article 12.2.3:

(a)                                 The appointment of an Auditor or the renewal of his office.

(b)                                 Any other issue, which was detailed in the agenda for the Annual Meeting.

12.3                        SPECIAL MEETINGS

12.3.1              All General Meetings other than Annual Meetings shall be referred to as “Special Meetings.” A Special Meeting shall discuss and decide in all matters for which the Special Meeting was convened.

12.3.2              The Board of Directors shall be able, when it shall deem it appropriate, to convene a Special Meeting, and it shall be obliged to do so in accordance with a demand in writing of the following:

(a)                                 Any director; or

(b)                                 Any one or more shareholders, holding alone or together at least ten percent (10%) of the issued share capital of the Company and at least one percent (1%) of the voting rights in the Company or one or more shareholders holding at least ten percent (10%) of the voting rights in the Company.

12.3.3              The Board, upon demand to convene a Special Meeting in accordance with Article 12.3.2 above, shall announce the convening of the General Meeting within twenty one (21) days from the receipt of a demand in that respect.

12.3.4              If the Board does not convene a Special Meeting as aforesaid, the person requisitioning the meeting, and where shareholders are involved - also some of them, who have more than half the voting rights in the Company, may convene the meeting themselves, provided that it is not held more than three months after the date the requisition was made, and it shall be convened, insofar as possible, in the same way in which meetings are convened by the Board.  Where a General Meeting is convened as aforesaid, the Company shall cover the reasonable expenses incurred by the person requisitioning it.

12.4                        NOTICE OF GENERAL MEETINGS

12.4.1              Unless a shorter period is permitted by Law, a notice of the holding of a General Meeting (whether annual or special) shall be given to all the shareholders, in the manner which is determined for delivery of notices in accordance with these Articles, (a) with respect to an approval of any transaction which is the subject matter of any of Sections 9.6.3 through 9.6.7 of the Shareholders Agreement (so long as the provisions of those Sections are in effect) - at least fourteen (14) days, or (ii) with respect to all other matters - at least seven (7) days, prior to the day of the holding of the meeting (such fourteen or seven days (as applicable) not to include the day on which the notice is deemed received by a shareholder in accordance with Article 20.5 below, but may include the day fixed for the General Meeting); provided however that such notice shall not be sent more than forty five (45) days from the fixed date for the General Meeting.

12.4.2              The notice shall specify the location, the day and the hour of the meeting, the agenda of the meeting and a concise description of the items for discussion; provided however, that: (i) in the event that the agenda includes a proposal to amend the Articles, the notice shall include the text of the proposed amendment(s); and (ii) with respect to a notice of an Annual Meeting, then, notwithstanding the provisions of Section 173(e) (Presentation of Reports to Shareholders) of the Companies Law, a copy of the annual financial statements of the Company which are to be discussed in such an Annual Meeting shall be delivered, together with the notice of such Annual Meeting, to any shareholder entitled to vote at such Annual Meeting.

12.4.3              Notwithstanding the aforesaid, the Company shall be entitled to convene a General Meeting without giving prior notice thereof or by giving prior notice of less than seven (7) days, provided that all the Company’s shareholders have given their consent, in writing or by way of actual appearance in the meeting, to convene such meeting without giving prior notice, or by prior notice of less than seven days.  A waiver by a shareholder can also be made in writing even after the convening of the General Meeting.

12.4.4              A shareholder who has appeared at a General Meeting shall not be entitled to make claims in regard of the failure to give a seven day prior notice regarding the convening of the meeting.

12.4.5              Any accidental omission with respect to the giving of a notice of a General Meeting to any shareholder or the non-receipt of a notice with respect to a meeting or any other notice on the part of any shareholder shall not cause the cancellation of a resolution adopted at the meeting, or the cancellation of acts based on such notice.

12.4.6              The Board’s authority to determine the time and the place for the convening of the General Meeting shall include the power to change such time and/or place, prior to the convening of the General Meeting and subject to the provisions of these Articles and any Law, including with regard to the sending of a new notice to the Shareholders.

12.5                        THE AGENDA OF GENERAL MEETINGS

12.5.1              The agenda of General Meetings shall be determined by the Board and shall also include issues for which a Special Meeting is being convened in accordance with Article 12.3 above, or as may be required upon the request of shareholders registered in the Shareholders Register in accordance with the provisions of the Companies Law.

12.5.2              The General Meeting shall only adopt resolutions on issues, which are on its agenda.

12.5.3              The General Meeting is entitled to accept or reject a proposed resolution, which is on the agenda of the General Meeting.  Subject to applicable Law, the General Meeting may adopt a resolution, which is different from the description thereof included in the notice of the General Meeting, provided that such resolution is not materially different from the proposed resolution.

12.6                        ENTITLEMENT TO PARTICIPATE IN A GENERAL MEETING AND TO VOTE THEREAT

12.6.1              Subject to the provisions of the Companies Law, the shareholders who are entitled to participate in and vote at a General Meeting shall be the shareholders registered in the Company’s Shareholders Register on the date of the General Meeting.

12.6.2              An objection to the right of a shareholder to participate in and vote at a General Meeting must be raised at such meeting and any vote not disqualified thereat shall be deemed valid for any purpose.  The chairman of the meeting shall decide whether to accept or reject any objection raised at the appointed time with regard to the participation and vote of a shareholder and his decision shall be final.

12.7                        LEGAL QUORUM AT GENERAL MEETINGS

12.7.1              No discussion may be commenced and no business transact at a General Meeting unless a legal quorum is present within half an hour from the time determined for the meeting.

12.7.2              Except in cases where it is stipulated otherwise, a legal quorum shall be formed at the time that there shall be present, by themselves, or by legally appointed representatives, two or more shareholders who are not Permitted Transferees of each other and who hold, in the aggregate, more than 50% of the voting power in the Company.  A shareholder or his proxy, who also serves as a proxy for other shareholder(s), shall be regarded as two or more shareholders, in accordance with the number of shareholders such shareholder is representing.

12.7.3              In the event that at the expiration of half an hour from the time determined for the meeting the legal quorum is not present, the meeting shall be adjourned to the same day upon the expiration of seven (7) days thereafter, at the same time and at the same location or to such later day and at such time and place as the chairman of the meeting may determine with the consent of the holders of a majority of the voting power represented at the meeting in person or by proxy and voting on the question of adjournment and notice of such adjourned meeting shall be delivered by email in accordance with Article 20.5 below.  No business shall be transacted at any adjourned meeting except business, which might lawfully have been transacted at the meeting as originally called.  The provisions of Section 79 of the Companies Law shall apply to such adjourned meeting.

12.8                        CHAIRMAN OF THE MEETING

12.8.1              The chairman of the Board of Directors shall preside as chairman at every General Meeting of the Company.  In the event that there is no chairman, or in the event that the chairman is not present after the expiration of 15 minutes from the time determined for the meeting, or in the event the chairman does not wish to preside as chairman of the meeting, the shareholders who are present at the meeting shall elect a shareholder or any other person who shall preside as the chairman of that meeting only.

12.8.2              The chairman of a General Meeting shall not have, by itself, an additional or a casting vote (without derogating, however, from the rights of such chairman to vote as a shareholder or proxy of a shareholder if, in fact, he is also a shareholder or proxy, respectively).

12.9                        ADJOURNED MEETING

A General Meeting at which a lawful quorum is present (hereinafter: the “Original General Meeting”), may resolve by an Ordinary Majority to adjourn the General Meeting, from time to time, to another time and/or place, and the provisions of Section 79 of the Companies Law shall apply to such adjourned meeting.  The adjourned meeting shall only discuss issues that could have been discussed at the Original General Meeting, and with respect to which no resolution was adopted.

12.10                 PASSING OF RESOLUTIONS

12.10.1       All resolutions of the General Meeting shall be adopted by an Ordinary Majority, except for any matters with respect to which a greater or different majority is required by these Articles, including by Article 19, or by the Companies Law.

12.10.2       Every matter submitted to a General Meeting shall be decided by a show of hands, but if a written ballot is demanded by any shareholder, present in person or by proxy and entitled to vote at the meeting, the same shall be decided by such ballot.  A written ballot may be demanded before the proposed resolution is voted upon or immediately after the declaration by the Chairman of the results of the vote by a show of hands.  If a vote by written ballot is taken after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by such written ballot.  The demand for a written ballot may be withdrawn at any time before the same is conducted, in which event another shareholder may then demand such written ballot.  The demand for a written ballot shall not prevent the continuance of the meeting for the transaction of business other than the question on which the written ballot has been demanded.

12.10.3       The chairman or whoever he/she/it shall designate will maintain minutes and therein shall register the essence of matters which are discussed during the course of the meeting in accordance with the decision of the chairman.

12.10.4       The declaration of the chairman that a resolution has been passed unanimously or by a particular majority or has been rejected and a note which is registered in the minutes book of the Company, shall serve as prima facie evidence of this fact, and there shall be no need to prove the number or proportion of the votes which were given in favor or against the proposed resolution.

12.11                 VOTING POWER

Subject to the provisions of Article 12.12 below and to any provision in these Articles conferring special rights as to voting or restricting the right to vote, every shareholder shall have the right to one vote for every share held by him of record, on every resolution, without regard to whether the vote thereon is conducted in person, by proxy, by a show of hands, by written ballot or by any other means.

12.12                 VOTING RIGHTS

12.12.1                               No shareholder shall be entitled to vote at any General Meeting (or be counted as a part of the lawful quorum thereat), unless all calls and other sums then payable by him in respect of his shares in the Company have been paid, unless the shares’ issue conditions otherwise provide.

12.12.2                               A company or other corporate entity being a shareholder of the Company may, by resolution of its directors or any other managing body thereof, authorize any person to be its representative at any General Meeting.  Any person so authorized shall be entitled to exercise on behalf of such shareholder all the power, which the latter could have exercised if it were an individual shareholder.  Upon the request of the chairman of the General Meeting, written evidence of such authorization (in form acceptable to the chairman) shall be delivered to him.

12.12.3                               Any shareholder entitled to vote may vote either personally (or, if the shareholder is a company or other corporate entity, by a representative authorized pursuant to Article 12.11.3) or by proxy (subject to Article 12.15 below).

12.12.4                               In the event of joint holders of a share, the vote of the most senior of the joint holders, which is given by him/her/it or by a legally appointed representative of him/her/it, shall be accepted to the exclusion of the vote(s) of the other joint holder(s), and for this purpose seniority shall be determined by the order in which the names stand in the Shareholder Register.

12.13                 RESERVED.

12.14                 VALIDITY OF ACTS DESPITE DEFECTS

Subject to the provisions of the Companies Law, a defect in convening or conducting the General Meeting, including a defect deriving from the non-fulfillment of any provision or condition laid down in the Law or these Articles, including with regard to the manner of convening or conducting the General Meeting, shall not disqualify any resolution passed at the General Meeting and shall not affect the discussions which took place thereat.

12.15                 VOTING BY MEANS OF A PROXY

12.15.1                               A shareholder registered in the Shareholder Register is entitled to appoint by deed of authorization a proxy (who is not required to be a shareholder of the Company) to participate and vote in his stead, whether at a certain General Meeting or generally at General Meetings of the Company.

12.15.2                               In the event that the deed of authorization is not limited to a certain General Meeting, then the deed of authorization, which was deposited prior to a certain General Meeting, shall also be good for other General Meetings thereafter.  This Article 12.15 shall also apply to a shareholder that is a company, appointing a person to participate and vote in a General Meeting in its stead.

12.16                 A DEED OF AUTHORIZATION

12.16.1                               Every deed of authorization of a representative (i.e. proxies and/or powers-of-attorney) shall be signed by the appointor or by his/her/its legally-appointed representative who has authority in writing therefor.  The Company may treat (without investigation or examination) any individual purporting to act in the capacity as a duly-authorized representative (or organ) of a corporate body shareholder as being duly-authorized to act on behalf of such corporate body shareholder.  Any person so authorized shall be entitled to exercise on behalf of such shareholder all the power, which the latter could have exercised if it were an individual shareholder.  Upon the request of the chairman of the meeting, written evidence of such authorization (in form acceptable to the chairman) shall be delivered to the chairman of the meeting of shareholders.

12.16.2                               Every deed of authorization of a proxy, whether for a meeting which shall be specially indicated or otherwise, shall be in writing and shall be in the following form or a substantially similar form, or any other form approved by the Board of Directors or by corporate secretary of the Company or by the chairman of the meeting.  It shall be duly signed by the appointer or his duly authorized attorney or, if such appointer is a company or other corporate entity, under it common seal or stamp or the hand of its duly authorized agent(s) or attorney(s).  The Company may demand that it be given written confirmation to its satisfaction of the authority of those signing to bind such company.

Deed of Authorization

To: MediWound Ltd. (the “Company”)
Attn: Corporate Secretary

I                                                of
(Name of Shareholder)                                                                    (I.D. of Shareholder)

being a registered holder of                                (*) Ordinary Shares having a par value of NIS            each, of the Company, hereby appoint
                                                I.D. no.                                                             and/or
(Name of Proxy)                                                                                                                                                     (I.D. of Proxy)(**)

                                                I.D. no.
(Name of Proxy)                                                                                                                                                     (I.D. of Proxy)

as my proxy to participate and vote for me and in my stead and on my behalf at [mark one]:

☐            The General Meeting of the Company to be held on the             day of             , 20      and at any adjournment(s) thereof.

I direct that my vote(s) be cast on the resolutions as indicated by a ✓ in the appropriate space.

Resolutions	For	Against	Abstain

(***)	☐	☐	☐

On the receipt of this form duly signed but without any specific direction on a particular matter, my proxy will vote or abstain at his/her discretion.

[Optional - mark one:]

☐                                    I hereby notify the Company that I do not have a personal interest in any of the resolutions to be voted on in the meeting.

☐                                    I hereby notify the Company that I have a personal interest in resolutions no.          to be voted on in the meeting.

☐                                    At any General Meeting of the Company, until I shall otherwise notify you.

Signed this              day of             , 20      .

(Signature of Appointer)

(*) A registered shareholder may grant a number of proxy appointment instruments, each in relation to another quantity of the Company’s shares held by him, provided that he does not grant proxy appointment instruments for a quantity of shares larger than the quantity held by him.

(**) Where the proxy does not have an Israeli identity document, the passport number and the country, which issued the passport, may be stated.

(***) Fill in the resolutions set forth in the agenda of the meeting and mark your vote with respect to each resolution.

12.16.3                   The Company shall only accept an original proxy appointment instrument or a copy thereof.

12.16.4                   The deed of authorization of a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall be delivered to the

Company (at its registered office or at such place as the Board may specify) before the time fixed for the meeting at which the person named in the deed of authorization proposes to vote, or presented to the chairman at such meeting.

12.17                 EFFECT OF DEATH OF APPOINTER OR REVOCATION OF APPOINTMENT

A vote in accordance with the provisions of the document appointing a representative shall be valid in spite of the death, incapacity or bankruptcy, or if a company or other corporate entity, the liquidation of the appointor (or his attorney-in-fact, if any, who signed such instrument), or cancellation of the powers of attorney or its expiration in accordance with any law or transfer of the share in respect of which they voted as mentioned, unless notice in writing of any such event has been received at the office of the Company or by the chairman of the meeting prior to the cast of such vote, provided further, that the appointing shareholder, if present in person at said General Meeting, may revoke the appointment by means of a writing, oral notification to the chairman, or otherwise.

12.18                 DISQUALIFICATION OF DEEDS OF AUTHORIZATION

Subject to the provisions of applicable Law, the chairman of the General Meeting may, in his discretion, disqualify a deed of authorization and so notify the shareholder who submitted the deed of authorization in the following cases:

12.18.1                   If there is a reasonable suspicion that it is forged or falsified;

12.18.2                   If it is not duly executed or completed;

12.18.3                   If there is a reasonable suspicion that it is given with respect to shares for which one or more deeds of authorization have been given and not withdrawn; or

12.18.4                   If more than one choice is marked for the same resolution; or

12.18.5                   With respect to resolutions, which require that the majority for their adoption include a certain percentage of those not having a personal interest in the approval of the resolution, where it was not marked, or otherwise notified to the Company, whether or not the relevant shareholder has a personal interest.

12.19                 HOLDING OF A GENERAL MEETING WITHOUT CONVENING

12.19.1                   A resolution in writing signed by all of the Company’s shareholders then entitled to attend and vote at General Meetings or to which all such shareholders have given their written consent (by letter, facsimile, telegram, telex, e-mail or otherwise), or their oral consent by telephone (provided that a written summary thereof has been approved and signed by the chairman of the Board), shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.  Such resolution could be stated in several counterparts of the same document, each of them signed by one shareholder or by several shareholders.

12.19.2                   The Company shall be entitled to hold a General Meeting by means of a telephone conference call or through the use of any other means of communication, provided that all of the shareholders who participate shall be able hear each other simultaneously.  A resolution approved by use of means of communications as aforesaid, shall be deemed to be a resolution lawfully adopted at a General Meeting.

12.20                 RESERVED.

12.21                 BOARD OF DIRECTORS RECOMMENDATION

The Board may, in its sole discretion, send to the shareholders a recommendation in order to persuade them with respect to any matter, which is on the agenda of the General Meeting.  Such recommendation shall be delivered at the expense of the Company.

13.                               THE BOARD OF DIRECTORS

13.1                        NUMBER & ELECTION OF DIRECTORS

The Board shall consist of not less than two (2) directors and not more than seven (7) directors, who shall be appointed as follows:

13.1.1

(i)                                     So long as Teva holds shares of the Company which were purchased pursuant to the Share Purchase Agreement, the 2010 Share Purchase Agreement or the Buyout Option Agreement, constituting, in the aggregate:

(a)                                 11% or more of the issued and outstanding share capital of the Company on a fully diluted basis - Teva shall have the right to appoint, replace and remove one (1) director;

(b)                                 25% or more of the issued and outstanding share capital of the Company on a fully diluted basis - Teva shall have the right to appoint, replace and remove one (1) additional director, whereupon, in accordance with sub-article 13.1.1(iv) below, the right of L.R. Group (or any other person or entity who shall have theretofore become entitled to appoint such a director in its stead) to appoint, replace and remove a director pursuant to sub-article 131.1(iv) below, if existing at that time, shall not be in effect for as long as such Teva’s 25% shareholding threshold is met; and

(c)                                  50% or more of the issued and outstanding share capital of the Company on a fully diluted basis - Teva shall have the right to appoint, replace and remove two (2) additional directors, whereupon, in accordance with sub-articles 131.1(ii) and 13.1.1(v) below (respectively), the right of CLS (as defined below) to appoint, replace and remove one of the three directors pursuant to sub-article 13.11(ii) below, and the right of the directors pursuant to sub-article 13.1.1(v) below, to appoint, replace and remove a director, if existing at that time, shall not be in effect for as long as such Teva’s 50% shareholding threshold is met;

(ii)                                  Clal Life Sciences LP (“CLS”) shall have the right to appoint, replace and remove three (3) directors, provided however that during such time, if any, on which Teva is entitled to appoint four (4) directors pursuant to sub-article 13.1.1 (i)(c) above, then CLS shall instead have the right to appoint, replace and remove two (2) directors;

(iii)                               Until the earlier of the termination of the License Agreement between the Company and Polyheal Ltd. (“Polyheal”), dated as of November 8, 2010, as amended on December 19, 2010, or the achievement of the First Sales Milestone thereunder - Polyheal shall have the right to appoint, replace and remove one (1) director, who shall be an industry expert in the field in which the Company operates; provided, however, that during such time, if any, on which the Company has the right to appoint a majority of the Board of Directors of Polyheal, then the Shareholder Representative Committee (as defined in the Buyout Agreement, dated as of December 30, 2010 between the Company, Polyheal and the Equity Holders (as defined therein)) shall have the right to appoint, replace and remove such industry expert director instead of Polyheal;

(iv)                              So long as the L.R. Group holds shares of the Company constituting, in the aggregate, 9% or more of the issued and outstanding share capital of the Company on a fully diluted basis, the L.R. Group shall have the right to appoint one (1) director, subject, however, to the right of Teva to appoint, replace and remove such director under the circumstances set forth in sub-article 13.1.1(i)(b) above.

(v)                                 another one (1) director, who shall be industry expert in the field in which the Company operates, shall be appointed, replaced and removed by four (4) of the six (6) directors appointed pursuant to subarticles 13.1.1(i) through (iii) above, subject, however, to the right of Teva to appoint, replace and remove such director under the circumstances set forth in sub-article 13.1.1(i)(c) above.

13.1.2                          The shareholders shall be entitled to be similarly as aforesaid represented in any committee of the Board or the board of directors (or any committee thereof) of any subsidiary of the Company.

13.2                        Any removal of a director shall be made by the party or parties who had appointed such a director.  Any appointment, dismissal or replacement of any director, shall be made by written notice given to the Company by the appointing parties.

13.3                        ALTERNATE DIRECTOR

13.3.1                          Subject to the provisions of the Companies Law, any director may, by written notice to the Company, appoint an alternate for himself (an “Alternate Director”), which may or may not be anyone who is then serving as a director or as an existing Alternate Director, remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever, whether for certain meeting or a certain period of time or generally.  Any notice given to the Company pursuant to this Article shall be in writing, delivered to the Company and signed by the appointing or dismissing director, and shall become effective on the date fixed therein for said purpose, or upon the delivery thereof to the Company, whichever is later.

13.3.2                          Anyone who is not qualified to be appointed as a director may not be appointed and may not serve as an Alternate Director.

13.3.3                          A director that is a company or other corporate entity shall appoint an individual, qualified to be appointed as a director in the Company, in order to serve on its behalf, either for a certain meeting or for a certain period of time or generally and such company or other entity may also dismiss that individual and appoint another in his stead (hereinafter: “Director’s Representatives”).  Any notice given to the Company pursuant to this Article shall be in writing, delivered to the Company and signed by the appointing or dismissing body, and shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

13.3.4                          The Alternate Director and the Director’s Representative shall have all the rights and obligations of the director who appointed them, provided, however, that an Alternate Director shall have no standing at any meeting of the Board of Directors or any committee thereof while the director who appointed him is present.

13.4                        The office of an Alternate Director shall automatically be vacated if he/she/it is dismissed in accordance with the provisions of these Articles or if the office of the director for whom he/she/it serves as an alternate shall be vacated for any reason whatsoever, or in the event that one of the            events specified in Article 13.6 below shall occur to the Alternate Director.

13.5                        A director who has ceased to serve in his/her/its office may be re-appointed.

13.6                        TERMINATION OF THE TERM OF A DIRECTOR

Without derogating from the provisions of the Companies Law, the term of a director shall terminate in any one of the following events:

13.6.1                          If he resigned from his office by way of a signed letter, filed with the corporate secretary at the Company’s office;

13.6.2                          If he is declared bankrupt;

13.6.3                          If he is declared by an appropriate court to be incapacitated;

13.6.4                          Upon his death and, in the event of a company or other corporate entity, upon the adoption of a resolution for its voluntary liquidation or the issuance of a liquidation order;

13.6.5                          If he is removed from his office by way of a written notice to the Company of the termination of his appointment by the persons or entities that appointed him;

13.6.6                          If he is convicted of a crime requiring his termination pursuant the Companies Law; or

13.6.7                          If his term of office is terminated by the Board pursuant to the provisions of the Companies Law; or

13.6.8                          If the shareholder that appointed him ceases to hold the right to appoint him (whether due to the fact that such an appointing Shareholder ceased to hold shares in the Company, or otherwise).

13.7                        CONTINUING DIRECTORS IN THE EVENT OF VACANCIES

In the event that the office of a director shall be vacated, the remaining directors shall be entitled to act in every matter, for so long as their number is not less than the number determined in accordance with Article 13.1 above, subject to compliance with the provisions of Article 19.

13.8                        PERSONAL INTEREST OF A DIRECTOR

Subject to the provisions of the Companies Law and these Articles, the Company is entitled to enter into transaction(s) with a director or an office-holder in which such director or office-holder has a personal interest, and to enter into transaction(s) with any other person in which a director or an office-holder of the Company has a personal interest, directly or indirectly.

13.9                        COMPENSATION OF DIRECTORS

Directors, in their capacity as such, shall not receive a salary, unless such compensation and its amount are approved by the Board’s compensation committee and by the General Meeting, or if such committee does not exist then by the Board and by the General Meeting, subject to applicable Law.  The compensation of the directors may be fixed, as an all- inclusive payment or as payment for participation in meetings or as combination thereof.  The aforesaid shall not effect or prejudice the right of a director who is engaged by the Company as an office-holder, to receive a salary or other compensation (as well as reimbursement) in respect of his/her/its work as an office-holder, as shall be agreed upon by himself/herself/itself and the Company subject to the provisions of the Companies Law and these Articles.  The Company may reimburse expenses incurred by a director in connection with the performance of his duties as a director, to the extent provided in a resolution of the Board.  Notwithstanding the aforesaid, each director shall be reimbursed by the Company for his/her/its reasonable out-of-pocket expenses (including travel expenses) expended in connection with his duties as a member of the Board of Directors.

14.                               ACTS OF THE BOARD OF DIRECTORS

14.1                        THE AUTHORITY OF THE BOARD

14.1.1              The authority of the Board is as specified in the Companies Law and in the provisions of these Articles.

14.1.2              The Board may exercise any authority of the Company that is not, by the Companies Law or by these Articles, required to be exercised by another organ of the Company.

14.1.3              Without derogating from the generality of Articles 14.1.1 and 14.1.2 above and subject to the provisions of Article 19 (Veto Rights), the Board’s authority shall include the following:

(a)                                 The Board may, from time to time, in its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as it deems appropriate, including, without limitation, by the issuance of bonds, perpetual or redeemable debentures or other Equity Securities, or any mortgages, charges, or other liens on the undertaking or the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital.

(b)                                 The Board may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board, in its sole discretion, shall deem appropriate, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments, and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or re-designate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board may from time to time deem appropriate.

(c)                                  Subject to the provisions of any Law, the Board may, from time to time, authorize any person to be the representative of the Company with respect to those objectives and subject to those conditions and for that time period, as the Board deems appropriate.

14.2                        CONVENING MEETINGS OF THE BOARD

14.2.1              The chairman of the Board, and in the event that a chairman has not been appointed, any director, may convene a meeting of the Board at any time; provided that a meeting of the Board be convened at least once a quarter.

14.2.2              The chairman of the Board shall convene a meeting of the Board at any time or in any event that such meeting is required by the provisions of the Companies Law, including:

(a)                                 The chairman of the Board shall convene the Board on a specified matter on the demand of a director.

(b)                                 The chairman of the Board shall act without delay to call a meeting of the Board within 10 days of being notified by a director of the Company that he has learned of a matter of the Company in which a breach of the Law or impairment to proper business procedure has prima facie been discovered or of the date on which the Company’s auditor reports to him that he has learned of material deficiencies in the audit of the Company’s accounts.

(c)                                  If a notice or report of the general manager of the Company obliges action by the Board, the chairman of the Board shall, without delay and within 10 days of the notice or report, call a meeting of the Board.

14.3                        QUORUM

14.3.1                          The Board of Directors shall be able to convene and to adjourn its meetings and to arrange its activities and its discussions, when a legal quorum shall be present at the time the meeting commenced or within half an hour from the time which was fixed for the meeting.

14.3.2                          A legal quorum shall be present when a majority of the directors then in office (or their Alternate Directors) are present (whether in person or by other means of participation, in accordance with Article 14.9 below), provided that in the event that, at any meeting held during the Teva Rights Period, a legal quorum is present without the presence of at least one director appointed by Teva (if any such director is incumbent), then such meeting shall only commence upon the earlier of the arrival of such Teva’s director or expiration of half an hour from the time which was determined for that meeting, provided such director was duly notified of such meeting in accordance with the provisions of these Articles.

14.3.3                          In the event that at the expiration of half an hour from the time which was determined for a meeting of the Board of Directors, the legal quorum shall not be present, the meeting shall not take place at such time, and it shall stand adjourned to the second Business Day thereafter, at the same time and at the same location, or to such later day and at such time and place as the chairman may determine with the consent of the majority of the directors present.  In any event of a meeting adjourned as aforesaid, the Company will, as soon as practicable following the respective original meeting (but in any event by the end of the next Business Day thereafter), send an email to all directors incumbent at the time the notice is sent, notifying such directors of the adjourned meeting (specifying the time and place thereof), which notice shall be sent (and be deemed properly given), notwithstanding the provisions of Article 20.5 below to the contrary, by means of an email to the Address (as defined therein) of such director.  In the event of a meeting adjourned as aforesaid, any two or more of the directors then in office (or their Alternate Directors) (whether present in person or by other means of participation, in accordance with Article 14.9 below) shall constitute a legal quorum.  No business shall be transacted at any adjourned meeting except business, which might lawfully have been transacted at the meeting as originally called.

14.4                        NOTICE OF MEETING OF THE BOARD OF DIRECTORS

14.4.1                          Notice of a meeting of the Board of Directors shall be given to all the directors incumbent at the time the notice is sent, orally or in writing, at least 2 Business Days (not including date of delivery of notice but including date of meeting) prior to such meeting.  Such notice (in the case of a written notice) shall be delivered personally, by mail, or transmitted via facsimile or e-mail or through another means of communication, to the address, facsimile number or to the e-mail address or to an address where messages can be delivered through other means of communication, as the case may be, as the director informed the Company in advance.  The notice shall specify the place, the day, and the hour of the meeting of the Board, the issues on its agenda and any other material that the chairman of the Board, or the director who convened the meeting, or any other director, reasonably requests to be included in the notice with respect to the meeting.

14.4.2                          Notwithstanding the aforesaid, the Board of Directors shall be entitled to convene and conduct a meeting without giving a prior notice or by giving a prior notice of less than the period stated above, provided that all the directors then in office (or their Alternate Directors or Representatives (each, as defined in Article 13.3)) agree to the conduct of such meeting.

14.4.3                          A director who has appeared at a meeting of the Board of Directors shall be precluded from claiming anything with regard to the failure to give notice of the meeting and/or with regard to the failure to give adequate notice.

14.5                        THE AGENDA OF THE BOARD MEETING

The agenda of any meeting of the Board shall be as determined by the chairman of the Board, and if there is no chairman, by a resolution of the director convening the meeting, and shall include the following matters:

14.5.1                          Matters for which the meeting is required to be convened in accordance with the Companies Law;

14.5.2                          Any matter requested by a director or by the general manager to be included in the meeting within a reasonable time (taking into account the nature of the matter) prior to the date of the meeting;

14.5.3                          Any other matter determined by the chairman of the Board, or if there is no chairman, by the director convening the meeting.

14.6                        VOTING AT THE BOARD OF DIRECTORS MEETINGS

14.6.1                          Every director shall have one vote for purposes of voting on any resolutions brought for a vote at the Board of Directors’ meetings, provided, however, that in the event that any of the shareholders is entitled to appoint a director in accordance with Article 13.1 above but has not appointed such a director, then, the aforesaid to the contrary notwithstanding, if at such time there is incumbent any director who has been appointed by such a shareholder, then such incumbent director (or, if there are more than one such incumbent directors on behalf of such shareholder, then the first to have been appointed of whom) shall have, in addition to his vote, the number of votes equal to the number of directors such shareholder is entitled to appoint but has not appointed, for the purpose of voting on any resolutions brought for a vote at the Board of Directors’ meetings.

14.6.2                          Subject to the mandatory provisions of the Companies Law, every resolution of the Board of Directors shall be passed if a majority of directors present (or participating, in the case of a vote through a permitted means of communications) and lawfully entitled to vote thereon, voted in favor of such resolution.  Directors who are prohibited under law from voting on a resolution shall not be counted for purposes of determining: (i) how many directors voted on such resolution; and (ii) how many directors voted in favor of, or against, such resolution.

14.7                        CHAIRMAN OF THE BOARD OF DIRECTORS

14.7.1                          The Board shall elect one of the directors to preside as the chairman of the Board of Directors, and may remove such chairman from office and choose another in its place.

14.7.2                          The chairman of the Board shall preside at every meeting of the Board, but if there is no such chairman, or if at any meeting he is not present within fifteen (15) minutes of the time fixed for the meeting, or if he is unwilling to take the chair, the Board shall appoint one of the directors present to preside at the meeting.

14.7.3                          The chairman of the Board shall sign the minutes of the meetings.

14.7.4                          The chairman of the Board of Directors shall not have the right to an additional or a casting vote.

14.7.5                          The chairman of the Board is entitled, at all times, at his initiative or pursuant to a resolution of the Board, to require reports from the general manager in matters pertaining to the business affairs of the Company.

14.8                        COMMITTEES OF THE BOARD OF DIRECTORS

14.8.1                          Subject to the provisions of the Companies Law and these Articles, the Board of Directors shall be entitled to delegate its authorities or part thereof to committees comprising one or more directors as it shall deem to be correct, and it shall be able, from time to time, to revoke such a delegation of authority.  Any such committee, while utilizing an authority as stated, is obligated to fulfil all of the instructions given to it from time to time by the Board.

The Board may adopt a charter, or guidelines, for any such committee and amend the same from time to time.

14.8.2              The provisions of these Articles with respect to meetings of the Board shall apply, mutatis mutandis, to the meetings and discussions of each committee of the Board, provided that no other terms are set by the Board in this matter, and provided that the lawful quorum for the meetings of the committee, as stated, shall be at least a majority of the members of the committee, unless otherwise required by Law.

14.9                        HOLDING OF A MEETING OF THE BOARD OF DIRECTORS WITHOUT CONVENING

14.9.1                          Meetings of the Board of Directors may be held through computer network, telephone, or any other media of communication; provided, however, that in each case, the directors can communicate with each other and hear each other simultaneously; and further provided that due prior notice detailing the time and manner of holding a given meeting is served

(orally or otherwise in accordance with these Articles) upon all the directors.  Any resolution adopted by the directors in such a meeting shall be valid as if adopted at a meeting of the Board of Directors at which such directors were present in person.  Subject to compliance with the provisions of Article 19, matters presented in accordance with this Article 14.9 shall be decided upon by a majority of the votes of the director present at such meeting (in person or via such communications).  Minutes of such resolutions shall be approved and signed by the chairman of the Board.

14.9.2                          A resolution in writing signed by all directors then in office and lawfully entitled to vote thereon, or to which all such directors have given their written consent (by letter, telegram, telex, facsimile or otherwise) shall be deemed to have been unanimously adopted by a meeting of the Board of Directors, duly convened and held.

14.10                 VALIDITY OF ACTS DESPITE DEFECTS

Subject to the provisions of the Companies Law, all acts done bona fide at any meeting of the Board, or of a committee of the Board, or by any person(s) acting as director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there was no such defect or disqualification.

15.                               OFFICERS; AUDITOR

15.1                        THE GENERAL MANAGER

The Board may appoint a General Manager, and may appoint more than one General Manager.  The General Manager may be a director.  Such appointment(s) may be either for a fixed term or without any limitation of time, and the Board may from time to time (subject to the provisions of the Companies Law and of any contract between any such person and the Company) fix his or their salaries and emoluments, remove or dismiss him or them from office and appoint another or others in his or their place.

15.2                        THE AUTHORITY OF THE GENERAL MANAGER

15.2.1                          The General Manager is responsible for the day-to-day management of the affairs of the Company within the framework of the policies set by the Board and subject to its instructions.

15.2.2                          Subject to compliance with the provisions of Article 19, the General Manager shall have all managerial and operational authorities, which were not conferred by Law or pursuant to these Articles to any other organ of the Company, and he shall be under the supervision of the Board.

15.2.3                          In the event the Board appoints more than one General Manager, the Board may determine the respective positions and functions of the General Managers and allocate their authorities, as the Board may deem appropriate.

15.2.4                          The Board may assume the authority granted to the General Manager, either with respect to a certain issue or for a certain period of time.

15.2.5                          The Board may instruct the General Manager how to act in a particular matter; if the General Manager does not obey the instruction, the Board may exercise the power required to implement the instruction in his stead.

15.2.6                          In the event that the General Manager is unable to exercise his authority, the Board may exercise such authority in his stead, or authorize another to exercise such authority.

15.2.7                          The General Manager, with the approval of the Board, may delegate to his subordinates any of his authorities.

15.2.8                          Subject to the provisions of the Companies Law, the Board may delegate to the General Manager powers which the Board has pursuant to these Articles, as it deems fit, and it may delegate these powers, or any of them, for such period and objects, on such conditions and with such restrictions as it deems fit.  The Board may alter or cancel any delegation of powers as aforesaid.

15.2.9                          In the event that the Company did not appoint a General Manager, the Board shall have all the authorities of the General Manager as detailed in this Article 15.2.

15.3                        THE GENERAL MANAGER’S REPORTING DUTIES

15.3.1                          The General Manager must notify the chairman of the Board of any exceptional matter, which is material to the Company, or of any material deviation of the Company from the policy prescribed by the Board.  If the Company does not have a Chairman of the Board, for any reason, the General Manager shall notify all the Board members as aforesaid.

15.3.2                          The General Manager shall submit reports to the Board on the matters, at the times and on the scale prescribed by the Board.

15.3.3                          The General Manager shall report to the chairman of the Board, on his demand, on matters relating to the Company’s business and the proper management thereof.

15.4                        CORPORATE SECRETARY

15.4.1                          The Board may appoint a corporate secretary for the Company, on such terms as it deems fit, and may appoint a deputy secretary and determine their duties and powers.

15.4.2                          If a corporate secretary is not appointed for the Company, the General Manager, or someone authorized by him for such purpose and in the absence of a General Manager someone authorized for such purpose by the Board, shall perform the duties prescribed for the corporate secretary pursuant to the Law, these Articles and the Board’s resolution.

15.4.3                          The Company’s corporate secretary shall be responsible for all the documents kept at the Company’s registered office and shall keep the registers to be kept by the Company pursuant to the Law.

15.5                        OTHER OFFICERS OF THE COMPANY

The Board may appoint, in addition to the General Manager, other officers, define their positions and authorities, and set their compensation and terms of employment.  The Board may authorize the General Manager to exercise any or all of its authorities stated in this Article.

15.6                        THE AUDITOR

15.6.1                          The shareholders at the Annual Meeting shall appoint an Auditor for a period until the completion of the performance of one audit, or for a longer period not to extend beyond the completion of the performance of three audits.  Where the Auditor is appointed for such a period, the Annual Meeting shall not discuss the appointment of an Auditor during the said period, unless a resolution is passed to terminate his office.  Subject to the provisions of the Companies Law, the General Meeting is entitled at any time to terminate the service of the Auditor.

15.6.2                          The Board shall fix the compensation of the Auditor of the Company for his auditing activities, and shall also fix the compensation of the Auditor for additional services, if any, which are not auditing activities, and, in each case, shall report thereon to the Annual Meeting.

16.                               DISTRIBUTIONS

16.1                        PERMITTED DISTRIBUTION

The Company may effect a distribution to its shareholders to the extent permitted by the Companies Law and the provisions of Article 19.

16.2                        RIGHT TO DIVIDEND OR BONUS SHARES

16.2.1              A shareholder shall be entitled to receive dividends or bonus shares, upon the resolution of the Company in accordance with Article 16.3 below, consistent with the rights attached to the shares held by such shareholder.

16.2.2              Subject to the provisions of Article 5.10 above (Calls on Shares), the shareholders entitled to receive dividends or bonus shares shall be those who are registered in the Shareholder Register on the date of the resolution approving the distribution or allotment, or on such later date, as may be determined in such resolution.

16.2.3              In the event the Company pays a dividend or distributes bonus shares, then, in each such case, all dividends and distributions of bonus shares shall be distributed among the holders of Ordinary Shares of the Company, on a pro-rata basis.

16.3                        RESOLUTION OF THE COMPANY WITH RESPECT TO A DIVIDEND OR BONUS SHARES

Subject to compliance with the provisions of Article 19 and Article 16.2.3, the resolution of the Company with respect to the distribution of a dividend or bonus shares shall be adopted by the Board.

16.4                        DIVIDEND DISTRIBUTIONS

Upon any declaration and distribution of dividend by the Company (in cash, cash equivalents, or, if applicable, securities of other person, except for share dividend distributed pro-rata with respect to all Company’s shares), all dividends and other distributions of assets and funds shall be distributed among the holders of Ordinary Shares of the Company, on a pro-rata basis.

16.5                        SPECIFIC DIVIDEND

Subject to compliance with the provisions of Article 19, a dividend may be paid, in whole or in part, by the distribution of specific assets of the Company or by distribution of paid up shares, debentures or other Equity Securities of the Company or of any other companies, or in any combination thereof, the fair value of which shall be determined by the Board.

16.6                        DEDUCTIONS FROM DIVIDENDS

The Board may deduct from any distribution or other moneys payable to any shareholder in respect of a share, any and all sums of money then payable by such shareholder to the Company on account of calls or otherwise in respect of shares of the Company and/or on account of any other debt not prohibited to be setoff in accordance with applicable Law.

16.7                        RETENTION OF DIVIDENDS

16.7.1              The Board may retain any dividend, bonus shares or other moneys payable or property distributable in respect of a share on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.

16.7.2              The Board may retain any dividend, bonus shares or other moneys payable or property distributable in respect of a share in respect of which any person is, under Article 6.1.5, entitled to become a shareholder, or which any person is, under said Article, entitled to transfer, until such person shall become a shareholder in respect of such share or shall transfer the same.

16.8                        MECHANICS OF PAYMENT

Any dividend or other moneys payable in cash in respect of a share, less the tax required pursuant to the Law, may be paid by check sent by registered mail to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto as a result of the death or bankruptcy of the holder or otherwise, to any one of such persons or to his bank account), or to such person and at such address as the person entitled thereto may direct in writing.  Every such check shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check by the banker upon whom it is drawn shall be a good discharge to the Company. Every such check shall be sent at the risk of the person entitled to the money represented thereby.

16.9                        AN UNCLAIMED DIVIDEND

All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The payment by the Board of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof, and any dividend unclaimed after a period of seven (7) years from the date of declaration of such dividend, and any such other moneys unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company; provided, however, that the Board may, at its discretion, cause the Company to pay any such dividend or such other moneys, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company. The Company shall not be liable to pay interest or linkage for unclaimed dividend.

16.10                 RECEIPT FROM A JOINT HOLDER

If two or more persons are registered as joint holders of any share, or are entitled jointly thereto as a result of the death or bankruptcy of the holder or otherwise, any one of them may give effectual receipts for any dividend, bonus shares or other moneys payable or property distributable in respect of such share.

16.11                 FUNDS

The Board may, in its discretion, subject to compliance with the provisions of Article 19, make provisions to special funds of any amount from the Company’s profits, or from a revaluation of its assets, or its proportional part in the revaluation of the assets of its affiliates, and determine the purpose of these funds.

16.12                 MANNER OF CAPITALIZATION OF PROFITS AND THE DISTRIBUTION OF BONUS SHARES

Upon the recommendation of the Board approved by a resolution of the General Meeting adopted by an Ordinary Majority, subject to compliance with the provisions of Article 19 and Article 16.2.3, the Company may cause any moneys, investments, or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or in the hands of the Company and available for distribution, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed as capital among the shareholders and in the same proportion, or may cause any part of such capitalized fund to be applied on behalf of the shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or other Equity Securities of the Company which shall be distributed accordingly, in payment, in full or in part, of the uncalled liability on any issued shares or debentures or other Equity Securities, and may cause such distribution or payment to be accepted by the shareholders in full satisfaction of their interest in such capitalized sum.

16.13                 SETTLEMENT BY THE BOARD

The Board may settle, as it deems fit, any difficulty arising with regard to the distribution of bonus shares, distributions referred to in Article 16.5 hereof or otherwise, and in particular, to issue certificates for fractions of shares and sell such fractions of shares in order to pay their consideration to those entitled thereto, to set the value for the distribution of certain assets and to determine that cash payments shall be paid to the shareholders on the basis of such value, or that fractions whose value is less than NIS 1.00 shall not be taken into account.  The Board may pay cash or convey these certain assets to a trustee in favor of those people, who are entitled to a dividend or to a capitalized fund, as the Board shall deem appropriate.

16.14                 ALLOTMENT FOR A CONSIDERATION LOWER THAN THE NOMINAL VALUE

Where the Company resolves to allot shares, which have a nominal value for a consideration lower than their nominal value, including bonus shares, it must convert into share capital part of its profits, from premium on shares or from any other source included in its equity, which are mentioned in its last financial statements, in an amount equal to the difference between the nominal value and the consideration.  Notwithstanding the foregoing, the Company may, with the court’s approval, allot shares for a consideration lower than their nominal value.

16.15                 ACQUISITION OF SHARES

16.15.1                   The Company is entitled to acquire or to finance an acquisition, directly or indirectly, of shares of the Company or Equity Securities convertible or exercisable into shares of the Company, including incurring an obligation to take any of these actions, subject to the provisions of the Companies Law.  In the event that the Company so acquired any of its shares, any such share that was not cancelled by the Company, shall become a dormant share, and shall not confer any rights, so long as it is held by the Company.

16.15.2                   A subsidiary or another company controlled by the Company is entitled to acquire or finance an acquisition, directly or indirectly, of shares of the Company or Equity Securities convertible or exercisable into shares of the Company, or incur an obligation with respect thereto, to the same extent that the Company may make a distribution, subject to the terms of, and in accordance with the Companies Law.  In the event a subsidiary or such controlled company so acquired any of the Company’s shares, any such share shall not confer any voting rights, so long as it is held by such subsidiary or controlled company.

17.                               INSURANCE, INDEMNIFICATION AND RELEASE OF OFFICE HOLDERS

17.1                        OFFICE HOLDER

For purposes of Articles 17.2, 17.3, 17.4 and 17.5 below, the term “Office Holder” shall have the meaning ascribed to such term in the Companies Law.

17.2                        INSURANCE OF OFFICE HOLDERS

The Company may, to the extent permitted by the Companies Law, enter into a contract for the insurance of the liability of an Office Holder of the Company, in respect of a liability imposed on him as a result of an act done by him in his capacity as an Office Holder of the Company, in any of the following:

17.2.1                          a breach of his duty of care to the Company or to another person;

17.2.2                          a breach of his fiduciary duty to the Company, provided that the Office Holder acted in good faith and had reasonable grounds to assume that such act would not harm the Company;

17.2.3                          a financial liability imposed on him as an Office Holder in favor of another person.

17.3                        INDEMNIFICATION OF OFFICE HOLDERS

Subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any other applicable Law, the Company may:

17.3.1              indemnify any Office Holder to the fullest extent permitted by the Companies Law retrospectively; and

17.3.2              undertake, in advance, to indemnify an Office Holder to the fullest extent permitted by the Companies Law, with respect to an obligation or expense imposed upon him or expended by him as a result of an action taken by virtue of him being an Office Holder as follows:

(i)                                     a monetary liability imposed on an Office Holder pursuant to a judgment in favor of another person, including a judgment imposed on such Office Holder in a compromise or in an arbitration decision approved by a competent court, provided that the undertaking to indemnify will be limited to: (a) such events, which in the opinion of the Board, are to be expected in the light of the Company’s actual activities at the time the undertaking to indemnify is given; and (b) such amounts or criteria which the Board has determined as being reasonable under the circumstances; and further provided that the undertaking to indemnify shall state the events which in the opinion of the Board, are to be expected in the light of the Company’s actual activities at the time the undertaking to indemnify is given, and the amounts and criteria which the Board has determined as being reasonable under the circumstances.

(ii)                                  reasonable litigation expenses, including attorney’s fees, which expended by the Office Holder in consequence of an investigation or procedure conducted against him by an authority competent to conduct an investigation or procedure, and which was concluded without an indictment against him and without any monetary obligation imposed on him in lieu of a criminal proceeding, or which ended without an indictment against him, but with a monetary obligation imposed on him in lieu of a criminal proceeding for an offense that does not include a mens rea element.  The terms “which ended without an indictment against him in a matter in which a criminal investigation was commenced” and “monetary obligation imposed in lieu of a criminal proceeding” shall have the meaning specified in Section 260(1A) of the Companies Law.

(iii)                               reasonable litigation expenses, including attorneys’ fees, expended by an Office Holder or charged to him by a court, in a proceeding instituted against him by the Company or on its behalf or by another person, or in a criminal charge from which he was acquitted, or a criminal charge for which he was convicted which does not require mens rea.

17.4                        GRANTING AN EXEMPTION FROM THE DUTY OF CARE

The Company may exempt, in advance, an Office Holder from liability, in whole or in part, for damages resulting from a breach of the duty of care by such Officer Holder to the Company, subject to and in accordance with the provisions of the Companies Law, and provided that the Company shall not exempt, in advance, any director from liability to the Company arising from a breach of duty of care in distribution (as defined in the Companies Law).

17.5                        GENERAL

The provisions of Articles 17.2, 17.3 and 17.4 above are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance and/or in respect of indemnification and/or release from liability in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, or in connection with any Office Holder to the extent that such insurance and/or indemnification and/or release from liability is permitted under the Law.

18.                               WINDING UP

18.1.1                          In the event of any winding up, liquidation or dissolution of the Company (each, a “Liquidation Event”), then, subject to applicable law, all the assets of the Company whether capital, surplus, earnings, securities or assets of any kind available for distribution among the holders of the Company’s shares (“Distributable Assets”) shall be distributed among the then holders of the Ordinary Shares on a pro-rata basis.

18.2                        Whenever the distribution provided for in this Article 18 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

19.                               PROTECTIVE PROVISIONS (VETO RIGHTS)

(A)                               Following the Closing under the Share Purchase Agreement until the earlier of (i) expiration of the IPO Option (as defined in the Buyout Option Agreement) (in the event that same was not exercised), or (ii) termination of the Buy Out Option Agreement or (iii) the termination of the License Agreement (the period from said Closing until the earlier of the aforesaid events - the “Teva Rights Period”): the Company shall not, and shall ensure (to the extent within its powers) that each of its subsidiaries (including without limitation, Polyheal, if and for as long as Polyheal is a subsidiary thereof) shall not, without Teva’s prior written consent which shall not be unreasonably withheld or delayed: (a) amend the rights or privileges of Ordinary Shares (b) amend its Articles except in the event that any such amendment is made solely in connection with a financing round in the Company in which case the Company may amend its Articles (without such Teva’s special consent) but shall not amend any of the rights granted specifically to Teva in the Articles nor otherwise amend the Articles in a manner that adversely effects Teva’s rights hereunder without Teva’s prior written consent (which consent shall not be unreasonably withheld or delayed, except to the extent such amendment adversely affects Teva’s rights hereunder), (c) substantially change the Company’s line of business, (d) effect a merger or consolidation of the Company with or into another corporation, or a sale of all or substantially all of the Company’s shares or assets (including without limitation sale, transfer of all or substantially all intellectual property rights of the Company) or effect any Recapitalization Event, (e) effect any dissolution, liquidation, or other winding up of the Company, or the cessation of all or a substantial part of the Company’s business activities; (f) create a mortgage, pledge or other security interest over all or substantially all of the assets of the Company; (g) create, incur, or assume any indebtedness for borrowed money that is in excess of US$4,000,000, (h) effect any Extraordinary Transaction (as such term is defined in Section 1 of the Companies Law) with the controlling shareholder of the Company or with any company affiliated with such controlling shareholder or with respect to which such controlling shareholder is an Interested Party (as defined in Section 1 of the Companies Law) or any Extraordinary Transaction in which such controlling shareholder or any of the foregoing has a financial interest, (i) issue any securities of the Company (other than Ordinary Shares or rights convertible into Ordinary Shares) or (j) issue any securities of the Company to employees, officers or directors of, or consultants to, the Company or any of its subsidiaries pursuant to any share option plan(s) or arrangement(s) approved by the Board of Directors in excess (when aggregated with all securities then held by such then current or former employees, officers or directors or consultants) 20% of the share capital of the Company on a fully diluted basis as of such time.

(B)                               During any time on which Teva and its Permitted Transferees hold 50% or more of the then outstanding Equity Securities of the Company and until the IPO Option Closing, the Company shall not, and shall ensure (to the extent within its powers) that each of its subsidiaries (including without limitation, Polyheal, if and for as long as Polyheal is a subsidiary thereof) shall not, without the prior written consent of the holders of a majority of the voting power in the Company then held by the Non-Teva Shareholders, which shall not be unreasonably withheld or delayed: (a) amend the rights or privileges of Ordinary Shares (b) amend its Articles except in the event that any such amendment is made solely in connection with a financing round in the Company in which case the Company may amend its Articles (without such Non-Teva Shareholders’ majority special consent) but shall not amend any of the rights granted specifically granted to the Non-Teva Shareholders in the Articles nor otherwise amend the Articles in a manner that adversely effects the Non-Teva Shareholders’ rights hereunder without the prior written consent of the holders of a majority of the voting power in the Company then held by such Non-Teva Shareholders (which consent shall not be unreasonably withheld or delayed, except to the extent such amendment adversely affects the Non-Teva Shareholders’ rights hereunder) (c) substantially change the Company’s line of business, (d) effect a merger or consolidation of the Company with or into another corporation, or a sale of all or substantially all of the Company’s shares or assets (including without limitation sale, transfer of all or substantially all intellectual property rights of the Company) or effect any Recapitalization Event, (e) effect any dissolution, liquidation, or other winding up of the Company, or the cessation of all or a substantial part of the Company’s business activities; (f) create a mortgage, pledge or other security interest over all or substantially all of the assets of the Company; (g) create, incur, or assume any indebtedness for borrowed money that is in excess of US$4,000,000, (h) effect any Extraordinary Transaction (as such term is defined in Section 1 of the Companies Law) with Teva or with any company affiliated with Teva or with respect to which Teva is an Interested Party (as defined in Section 1 of the Companies Law) or any Extraordinary Transaction in which Teva or any of the foregoing has a financial interest, or (i) issue any securities of the Company (other than Ordinary Shares or rights convertible into Ordinary Shares) or (j) issue any securities of the Company to employees, officers or directors of, or consultants to, the Company or any of its subsidiaries pursuant to any share option plan(s) or arrangement(s) approved by the Board of Directors in excess (when aggregated with all securities then held by such then current or former employees, officers or directors or consultants) 20% of the share capital of the Company on a fully diluted basis as of such time.

20.                               MISCELLANEOUS

20.1                        MINUTES

20.1.1              Minutes of each General Meeting and of each meeting of the Board shall be recorded and duly entered in books provided for that purpose.  Such minutes shall set forth all resolutions adopted at the meeting and, with respect to minutes of a meeting of the Board, the names of the persons present at the meeting.

20.1.2              Any minutes as aforesaid, if purporting to be signed by the Chairman of the meeting or by the Chairman of the next succeeding meeting (or, in the case of Board meetings where there is only one director on the Board, by such director), shall constitute prima facie evidence of the matters recorded therein.

20.2                        BOOKS OF ACCOUNT

The Board shall cause accurate books of account to be kept in accordance with the provisions of the Companies Law and of any other applicable Law.  Such books of account shall be kept at the registered office of the Company or at such other place or places as the Board may deem appropriate, and they shall always be open to inspection by all directors.  Any shareholder shall be entitled to receive a copy of the audited financial statements of any fiscal year with the opinion of the Company’s Auditor with respect to such financial statements.

20.3                        AUDIT

Without derogating from the requirements of any applicable Law, at least once in every fiscal year the accounts of the Company shall be audited and the accuracy of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

20.4                        RIGHTS OF SIGNATURE, STAMP AND SEAL

20.4.1              Subject to compliance with the provisions of Article 19, the Board shall be entitled to authorize any person or persons (who need not be directors) to act and sign on behalf of the Company, and the acts and signature of such person(s) on behalf of the Company shall bind the Company insofar as such person(s) acted and signed within the scope of his or their authority.  Subject to compliance with the provisions of Article 19, the Board may determine separate signatory rights in respect of different matters of the Company and in respect of the amounts in respect of which such persons are authorized to sign.

20.4.2              The Board may provide for an official stamp and/or seal.  If the Board provides for a seal, it shall also provide for the safe custody thereof.  Such seal shall not be used except by the authority of the Board and in the presence of the person(s) authorized to sign on behalf of the Company, who shall sign every instrument to which such seal is affixed.

20.5                        NOTICES

20.5.1                          Any notice or other communication or document served by the Company upon any shareholder or served by a shareholder upon the Company (in each case, in such shareholder’s capacity as such), whether pursuant to these Articles or otherwise (unless other notice provisions are specifically applicable to such a notice or communication), shall be in writing and shall be conclusively deemed to have been duly given to the receiving party: (i) in the case of hand delivery or a delivery by an internationally recognized overnight courier, freight prepaid, to the Address (as hereinafter defined), on the next Business Day after delivery; (ii) in the case of prepaid registered mail (airmail if sent to a place outside Israel) to the Address, on the fourth Business Day following its deposit with the appropriate courier, (iii) in the case of facsimile transmission to the Address, on the next Business Day after delivery, if facsimile transmission is electronically confirmed; or (iv) in the case of an email transmission to the Address, on the next Business Day after transmission, except where a notice is received stating that such mail has not been successfully delivered.  In the event that notices are given pursuant to one of the methods listed in Sub-Articles (i) through (iii) above, a copy of this notice should also be sent by email transmission; provided however, that any notice of a General Meeting delivered pursuant to the provisions of Article 12.4.1(a) above shall be delivered via email or facsimile communication followed by registered mail, and shall be conclusively deemed to have been duly given to the receiving party on the time such email or facsimile is deemed received in accordance with this Article 20.5.1 only if it has also been provided via registered mail as aforesaid (regardless of the fact that in accordance with this Article 20.5.1 such registered mail shall be deemed to have been received later than such email or facsimile).  If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed or failed, in some respect, to comply with the provisions of this Article 20.5.  Unless otherwise provided in these Articles, the provisions of this Article 20.5 shall also apply to notices and other communications permitted or required to be given by the Company to any director or by any director to the Company (in each case, in such director’s capacity as such).

20.5.2                          The term “Address” means, (i) with respect to each shareholder or director - such shareholder’s or director’s mail address, facsimile number or email address, as the case may be, as specified in the shareholder Register or in the Directors Register, as applicable, or such other (or additional) address, facsimile numbers and email addresses as such a shareholder or director may have designated in writing to the Company in accordance with the notice provisions hereof for the purpose of this Article 20.5; and (ii) with respect to the Company - the address of the principal office or registered office of the Company (to the attention of the Chief Executive Officer thereof).

20.5.3                          All notices to be given to the shareholders shall, with respect to any share held by persons jointly, be given to whichever of such persons is named first in the Shareholder Register, and any notice so given shall be sufficient notice to the holders of such share.

20.5.4                          Any shareholder or director whose address is not described in the Shareholder Register or Director Register (as applicable), and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

20.5.5                          Any shareholder and any director may waive his right to receive notices generally or during a specific time period and he may consent that a General Meeting of the Company or a meeting of the Board, as the case may be, shall be convened and held notwithstanding the fact that he did not receive a notice with respect thereto, or notwithstanding the fact that the notice was not received by him within the required time, in each case subject to the provisions of any Law prohibiting any such waiver or consent.

21.                               PREVAILING AGREEMENTS

Notwithstanding anything to the contrary in these Articles and subject to applicable law:

21.1                        Until the termination of the Buyout Option Agreement - All of the rights of the shareholders of the Company under these Articles and/or any applicable law shall be subject, to the extent relevant, to the provisions of the Buyout Option Agreement.

21.2                        Until the termination of the Shareholders Rights’ Agreement - All of the rights of the shareholders of the Company under these Articles and/or any applicable law shall be subject, to the extent relevant, to the provisions of the Shareholders Rights’ Agreement.

21.3                        In the event of a conflict between any of the provisions of these Articles and any of the provisions of (i) the Shareholders Rights’ Agreement, and/or (ii) the Buyout

Option Agreement (together, the “Agreements”), the applicable provisions of the Agreements shall prevail.

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